Exhibit 10.10

Convertible Securities Agreement

G Medical Innovations Holdings Limited

MEF I, L.P.

Agreement for the issue of convertible securities as part of a raise of up to US$5,000,000

Table of Contents

1.	Definitions and Interpretation		3
	1.1	Definitions	3
	1.2	Interpretation	8
	1.3	Payments	9
	1.4	Investor nomination	9
2.	Convertible Securities		9
	2.1	Issue of Convertible Securities	9
	2.2	Purchase	9
	2.3	Adjustments to payments	10
	2.4	Interest	10
	2.5	Commitment Fee	10
	2.6	Cleansing Statements	11
	2.7	Options	11
3.	Conversion and Redemption		11
	3.1	Conversions at election of Investor	11
	3.2	Compulsory Redemption at Maturity	11
	3.4	Company Raise	12
	3.5	No other Redemption	12
	3.6	Ranking of Amount Outstanding	12
	3.8	Replacement Convertible Securities	14
4.	Requirements for the issue of Securities		14
	4.1	ASX filings	14
	4.2	Electronic Delivery	15
	4.3	Quotation	15
	4.4	Disclosure document	15
	4.5	Listing Rule approval	15
	4.6	Where Listing Rule approval required but not obtained	16
	4.7	Takeover threshold and other limitations	16
	4.8	Ranking of the Investor’s Shares	17
	4.9	Requirements for all issues	17
5.	Conditions Precedent to Contemplated Transactions		17
	5.1	Specific conditions precedent to Purchase - Investor	17
	5.2	General conditions precedent to each Contemplated Transaction -Investor	18
	5.3	Failure to meet conditions – issue of Securities	18
	5.4	Requirement to fulfil conditions	19
	5.5	Conditions precedent to each Contemplated Transaction - Company	19
6.	Representations and Warranties		19
	6.1	Representations and warranties by the Company	19
	6.2	Representations and warranties by the Investor	19
	6.3	Deemed repetition	19
	6.4	Party’s reliance	19

i

	6.5	Construction of representation and warranties	20
	6.6	Disclosures and limitation	20
	6.7	Notice	20
	6.8	Breach of representation or warranty	20
7.	Conduct of affairs		20
	7.1	Conduct of business	20
	7.2	Other negative covenants	20
	7.3	Use of proceeds	21
	7.4	Maintenance of Share registry	22
	7.5	Publicity and confidentiality	22
	7.6	Non-public information	22
	7.7	Miscellaneous	23
8.	Investor’s activities		23
	8.1	Investor’s dealings in Securities	23
	8.2	Sale Restrictions	24
	8.3	No shorting	24
	8.4	Acknowledgment	24
	8.5	Register of Convertible Securities	24
	8.6	AFSL	24
	8.7	Prime broker and share custodian	25
9.	Additional obligations and agreements		25
	9.1	No conflicting actions	25
	9.2	Compliance with Laws	25
	9.3	Further assurances	25
	9.4	Set-off	25
	9.5	Set-off exclusion	25
	9.6	Rescission and withdrawal right	26
	9.7	Other convertible securities and payment obligations	26
10.	Taxes, stamp duty and withholdings		26
	10.1	Taxes generally	26
	10.2	GST	27
	10.3	Tax compliance by Company	27
	10.4	General withholding gross-up	27
11.	Default		27
	11.1	Events of Default	27
	11.2	Investor’s right to investigate	30
	11.3	Notification by Company	30
	11.4	Certification by Company	30
	11.5	Rights of the Investor upon default	30
	11.6	Postponement	31
	11.7	Interest	31
	11.8	Failure to Pay	31
12.	Change of Law		32
	12.1	Law and change in Law	32
	12.2	Payment of Amount Outstanding	33

ii

13.	Termination		33
	13.1	Events of Termination	33
	13.2	Effect of Termination	33
14.	Survival and Indemnification		33
	14.1	Survival	33
	14.2	Revival	34
	14.3	Indemnification	34
	14.4	Indemnities generally	35
15.	Miscellaneous		35
	15.1	Time of the essence	35
	15.2	No partnership or advisory or fiduciary relationship	35
	15.3	Certificates	35
	15.4	Remedies and injunctive relief	35
	15.5	Successors, assigns and third party beneficiaries	36
	15.6	Counterparts and faxes	37
	15.7	Notices	37
	15.8	Amendments and waivers	38
	15.9	Legal Costs	38
	15.10	Additional expenses	38
	15.11	Severability and supervening legislation	39
	15.12	Entire Agreement	39
	15.13	Governing law and submission to jurisdiction	39
	15.14	Adjustments	40
16.	Terms of the Options		40
	16.1	Nature of Options	40
	16.2	Exercise of Options	41
	16.3	Bonus Issues	41
	16.4	Rights Issues	42
	16.5	Reconstruction of Capital	42
	16.6	Cumulative Adjustments	42
	16.7	Notice of Adjustments	42
	16.8	Rights Prior to Exercise	42
	16.9	Redemption	42
	16.10	Assignability and Transferability	42

iii

Convertible Securities Agreement

DETAILS SCHEDULE

Date:

Investor:	MEF I, L.P. of 40 Wall Street, Floor 58, New York,NY 10005

Company:	G Medical Innovations Holdings Limited ARBN 617 204 743 of c/- Otsana Pty Ltd, 108 Outram Street, West Perth, Western Australia

Purchase Date:	25 October 2018 for MEF I, L.P. and the Execution Date for each investor other than MEF I, L.P.

Purchase Price:	US$3,250,000

Number of Convertible Securities:	1 Convertible Security for each US$1 of the Purchase Price.

Commitment Fee:	5% of the amount of the Purchase Price.

Face Value:	US$1.10 per Convertible Security (subject to clause 11.5)

Maturity Date:	The date which is 18 calendar months after the Purchase Date.

Fixed Conversion Price:	The lowest daily VWAP during the 5 Trading Days prior to 25 October 2018, subject to clause 15.14.

Floor Price:	(for Amortisation Payments) A$0.20

Redemption Amount:	Where redemption occurs within 180 days of the
Purchase Date: 110% of Face Value
Afterward: 115% of Face Value

Options:	The number of options to purchase Shares, exercisable at the Options Exercise Price on or before the Options Expiration Date, all as specified below.

Number: That number obtained by dividing 25% of 110% of the Purchase Price (with the resulting amount converted to A$ using the Exchange Rate as at the Purchase Date), by the closing price of the Shares on ASX on the Trading Day immediately prior to the Purchase Date, rounded upward to the next whole number.

Options Exercise Price: 115% of the closing price of the Shares on ASX on the Trading Day immediately prior to the Execution Date, subject to all adjustments pursuant to this Agreement.

Options Expiration Date: the date which is 5 calendar years after the date of issue of the Options.

Legal Costs Contribution:	A$10,000

Service Details:	Company:

	Address:	G Medical Innovations Holdings Limited

	By Post:	P.O. Box 10008, Willow House, Cricket Square,

Grand Cayman, KY1-1001, Cayman Islands

	Facsimile:	Not applicable

	E-mail:	Info@gmedicalinnovations.com

	Attention:	Yacov Geva

Investor:

	Address:	MEF I, L.P.
40 Wall Street
Floor 58
New York NY 10005

	By Post:	40 Wall Street, New York, NY 10005

	Facsimile:	+1 646 737 9948

	E-mail:	research@mag.na

Background

The Investor has agreed to invest in the Company, and the Company has agreed to issue convertible securities to the Investor, in accordance with this Agreement.

It is agreed as follows.

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply.

Actual Trading Day means a Trading Day on which trading actually takes place in the Shares on the ASX.

Affiliate means, with respect to any person, any other person who, directly or indirectly, Controls, is under common Control with, or is Controlled by, the person.

Agreement means this agreement.

Amortisation Face Value Amount means 1/15th of the Initial Face Value subscribed for by the Investor under this Agreement.

Amortisation Payment Dates means January 25 2019 and the corresponding day on each calendar month afterward.

Amortisation Price means the lesser of:

(a)	the Fixed Conversion Price; and

(b)	90% of the lowest daily VWAP during the 10 Trading Days immediately prior to the Amortisation Payment Date, but not less than the Floor Price in any event.

Amount Outstanding means, at any time, the aggregate total of the Face Values of the outstanding Convertible Securities subscribed for by the Investor under this Agreement and all other amounts payable by the Company to the Investor in relation to the outstanding Convertible Securities subscribed for by the Investor under this Agreement.

Appendix 3B has the meaning given to that term in the Listing Rules.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable.

ASX Settlement Operating Rules means the settlement rules of ASX Settlement Pty Ltd.

A$ means Australian dollars.

Business Day has the meaning given to that term in the Listing Rules.

CHESS has the meaning given to that term in the ASX Settlement Operating Rules.

Chi-X means the Chi-X Australia market operated by Chi-X Australia Pty Ltd ACN 129 584 667.

Commitment Fee has the meaning given to that term in the Details Schedule.

Company means the person set out in the Details Schedule.

Contemplated Transactions means the transactions contemplated in this Agreement, including the Purchase, each Conversion and each issuance of Securities.

Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Conversion means a conversion of some or all of the Amount Outstanding into Conversion Shares under clause 4.2.

Conversion Notice has the meaning given to that term in clause 3.1.

Conversion Notice Date has the meaning given to that term in clause 3.1. Conversion Shares means Shares issued in respect of a Conversion.

Convertible Securities means the convertible notes issued by the Company in accordance with clause 2.2, and any Replacement Convertible Securities, and Convertible Security means any one of them.

Convertible Securities Cleansing Statement means a written notice by the Company to ASX under section 708A(12C) of the Corporations Act (as varied by ASIC Instrument 2016/82) meeting the requirements of section 708A(12D) of the Corporations Act (as varied by ASIC Instrument 2016/82), in a form, and containing the information, that is sufficient so that Conversion Shares issued on Conversion of the Convertible Securities to which the notice relates will be Tradeable, without any further action being required by the Company or the Investor.

Corporations Act means the Corporations Act 2001 (Cth).

Details Schedule means the schedule of commercial details of this Agreement set out at the front of this Agreement.

Early Redemption Notice has the meaning given to that term in clause 3.3.

Event of Default means an event of default as set out in clause 11.1.

Exchange Act means the United States Securities Exchange Act of 1934, as amended, together with the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time, and any successor statute, rules and regulations.

Exchange Rate means, in respect of the conversion of one currency into another currency on a particular day, the spot rate of exchange displayed for that day on the Reserve Bank of Australia website or as reported by Bloomberg LP (as determined by the Investor).

Excluded Tax means a Tax imposed by any jurisdiction on the Investor, or assessed against the Investor, as a consequence of the Investor being a resident of or organised or doing business in that jurisdiction, but not any Tax:

(a)	calculated on or by reference to the gross amount of a payment provided for under this Agreement or made in respect of a Contemplated Transaction (without the allowance of a deduction); or

(b)	imposed as a result of the Investor being considered a resident of or organised or doing business in Australia as a result of the Investor being a party to this Agreement or entering into a Contemplated Transaction.

Execution Date means the date of mutual execution of this Agreement.

Face Value means, in relation to a Convertible Security, the amount set out in the Details Schedule.

Final Date means the first to occur of the date as of which (a) all of (i) this Agreement has been terminated, (ii) there is no Amount Outstanding, and (iii) the Company has satisfied all of its obligations to the Investor under this Agreement, or (b) all of (i) the Purchase has occurred, (ii) there is no Amount Outstanding, and (iii) the Company has satisfied all of its obligations to the Investor under this Agreement.

Fixed Conversion Price has the meaning given to that term in the Details Schedule.

Floor Price has the meaning given to that term in the Details Schedule.

Governmental Authorisation means any authorisation, consent, license, permit or registration issued or granted by any Governmental Authority.

Governmental Authority means any Australian or other national, federal, state, territorial or local governmental, legislative, regulatory or administrative authority, agency or commission, any court, tribunal or judicial or arbitral body, or the ASX.

Group Company means each of the Company and its Subsidiaries and Group means all of them.

GST means the goods and services tax levied under the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth).

Guarantee means a guarantee, indemnity, letter of credit, letter of comfort or other assurance or assumption of responsibility given at any time for a debt or liability of another person or the solvency or financial condition of that person.

Indemnified Person has the meaning given to that term in clause 14.3.

Initial Face Value means the aggregate Face Value of the Number of Convertible Securities immediately following the Purchase.

International Business Day means, for places outside Australia, a day, other than a Saturday or Sunday, on which banks in the relevant place are open for the general transaction of business.

Investor means the person set out in the Details Schedule.

Investor’s CHESS Account means the Investor’s or its nominee’s or designee’s brokerage or prime brokerage account the details of which may from time to time be notified by the Investor to the Company.

Investor’s Shares means the Conversion Shares, Shares issued to the Investor in payment of any amounts owing under this Agreement, and Shares issued or issuable upon the exercise of the Options issued to the Investor under this Agreement.

Law means a Listing Rule or regulation of ASX, a law, a regulation, a judicial, governmental or administrative order or determination in any jurisdiction, and a Governmental Authority regulation, order, interpretation, guideline, policy or directive.

Legal Costs Contribution has the meaning given to that term in the Details Schedule.

Listing Rules means the listing rules of the ASX, as amended from time to time.

Losses means all losses, claims, damages, liabilities, awards, fines, penalties, demands and expenses, whether actual or contingent and whether existing or threatened (including all judgments, amounts paid in settlements, legal fees, costs and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit or investigation, existing or threatened, and the costs of enforcement).

Material Adverse Effect means a material adverse effect on:

(a)	the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company;

(b)	the ability of the Company to perform its obligations under the Agreement; or

(c)	the validity or enforceability against the Company of any material provision of any Transaction Document.

Materials means any materials delivered, or written statements made, by the Company or any of its agents, officers, directors, employees or representatives in connection with any Transaction Document at any time (including, for clarity, the representations and warranties set out in Schedule 1), and any announcements made by the Company to the ASX at any time.

Maturity Date has the meaning given to that term in the Details Schedule.

Options has the meaning given to that term in the Details Schedule.

Options Exercise Price has the meaning given to that term in the Details Schedule.

Options Expiration Date has the meaning given to that term in the Details Schedule.

Other Purchases has the meaning given to that term in clause 2.2.

Other Investors means the investors who subscribe for convertible securities pursuant to the Other Purchases.

Parity Value, in respect of an unpaid payment means the amount in US$, determined using the Exchange Rate, which is determined in accordance with the formula:

PV = P/CP x MV

Where:

PV = the Parity Value;

P = the amount of the payment required to be made under this Agreement (which has not been paid);

CP = the Amortisation Price, determined as if the date upon which payment was required to be made was the Amortisation Payment Date; and

MV = the highest average VWAP of any period of 5 consecutive Trading Days during the period commencing on the date which is 5 Trading Days prior to date on which payment was required to be made and ending on the day immediately prior to the date upon which payment of the Parity Value is made.

Party means a party to this Agreement.

Potential Event of Default means an event or circumstance which, with notice or passage or lapse of time or both, would constitute an Event of Default.

Prospectus has the meaning given to that term in clause 4.4.

Purchase has the meaning given to that term in clause 2.2.

Purchase Date has the meaning given to that term in the Details Schedule.

Purchase Price means the amount set out in the Details Schedule, subject to all adjustments under this Agreement.

Purchase Statement means, a statement agreed between the Company and the Investor in respect of the Convertible Securities to be issued at the Purchase, substantially in the form of Annexure C, which specifies the gross proceeds, deductions, net proceeds to be received by the Company, and the Company’s wire transfer details.

Redemption Amount has the meaning given to that term in the Details Schedule.

Replacement Convertible Securities has the meaning given to that term in clause 3.8.

Securities means each of the Convertible Securities, the Investor’s Shares, the Options, and all of them together.

Securities Act means the United States Securities Act of 1933, as amended, together with the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time, and any successor statute, rules and regulations.

Security Documents means:

(a)	a general security agreement over all of the assets of the Company; and

(b)	Collateral agecy agreement between the Investor, the Company and the Other Purchasers, all on terms acceptable to the Investor and the Company.

Security Interest means a charge, mortgage, security interest, encumbrance, pledge, right of first refusal, pre-emptive right, title retention, trust arrangement, contractual right, right of call or set off or any other security arrangement.

Security Structure Event means any consolidation (including Share consolidation), subdivision or pro-rata cancellation of the Company’s issued capital, or any payment of a dividend in ordinary shares of the Company or distribution of ordinary shares of the Company to holders of its outstanding ordinary shares; which for the avoidance of doubt, does not include a rights offering or a bonus issue.

Share means an ordinary fully paid share in the capital of the Company and includes Investor’s Shares.

Shares Cleansing Statement means a written notice by the Company to ASX under section 708A(5) of the Corporations Act meeting the requirements of section 708A(6) of the Corporations Act, in a form, and containing the information, that is sufficient that is sufficient so that the Shares to which the notice relates will be Tradeable, without any further action being required by the Company or the Investor.

Shareholder Approval has the meaning given to that term in clause 4.5.

Subsidiary has the meaning given to that term in the Corporations Act.

Tax means any tax, including any GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, and any income, stamp or transaction duty, tax or charge, which is assessed, levied, imposed or collected by any Governmental Authority and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of such items.

Tradeable, in respect of Shares, means Shares that are able to be traded by way of secondary trading on the ASX, without the recipient being required to provide disclosure in accordance with Division 2 of Part 6D.2 of the Corporations Act or otherwise being in breach of section 707 of the Corporations Act.

Trading Day has the meaning given to that term in the Listing Rules.

Transaction Documents means this Agreement, all amendments to it, and all Cleansing Statements.

Unremedied Default has the meaning given to that term in clause 11.5.

US$ means United States of America dollars.

VWAP means, in relation to one or more Trading Days, the volume weighted average price (in A$), of the Shares on ASX and Chi-X for those Trading Days, as reported by Bloomberg, LP, or such other reputable service as determined by the Investor.

Waiver has the meaning given to that term in clause 4.5(c).

1.2	Interpretation

The following rules of interpretation apply unless the context requires otherwise.

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and vice versa.

(c)	A gender includes all genders.

(d)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	Mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included.

(f)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented or novated.

(g)	A reference to a person includes an individual, corporation, partnership, trust, incorporated or unincorporated association or body, joint venture, limited liability company, joint stock company, Governmental Authority and other entity of any kind.

(h)	A reference to a Party includes a reference to its successors and permitted assigns and, as the case may be, its liquidator(s).

(i)	References to the Background, clauses, Schedules and Annexures are to the Background to, clauses of, Schedules to, and Annexures to, this Agreement.

(j)	The Schedules and the Annexures are incorporated in this Agreement.

(k)	This Agreement must be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(l)	Any choice, permission, election, discretion or consent of the Investor may be exercised or given by the Investor in the Investor’s absolute discretion, except as otherwise stated in this Agreement.

(m)	If any day appointed or specified by this Agreement for the payment of any money or doing of any thing falls on a day which is not a Business Day, the day so appointed or specified shall be deemed to be the next Business Day.

(n)	A breach, occurrence or other event will be deemed to be material (without limitation as to other respects in which a breach, occurrence or other event may be material) if it has or may have a financial consequence to the Company that exceeds A$250,000 (in the aggregate), or to the Investor that exceeds A$50,000 (in the aggregate).

1.3	Payments

Any payments required under this Agreement to be made by a Party to any other person must be made in the specified currency in immediately available funds, that is, by telegraphic transfer of cleared funds to the account specified to the Party by that other person from time to time.

1.4	Investor nomination

(a)	Subject to clause 1.4(b), if any payment is to be made or Securities issued by the Company to the Investor, the Investor may by notice to the Company specify a nominee or designee to receive the payment or the Securities, and the obligation of the Company to make the payment or issue the Security is satisfied if it is made or issued to the specified nominee or designee.

(b)	The Investor will not specify a nominee or designee to receive Securities under clause 1.4(a) unless that person both:

(i)	executes an accession deed in a form acceptable to the Company acting reasonably; and

(ii)	is a sophisticated or professional investor under section 708(8) or section 708(11) of the Corporations Act.

2.	Convertible Securities

2.1	Issue of Convertible Securities

The Company may create and issue Convertible Securities under this Agreement and the obligations of the Company under those Convertible Securities are constituted by, and specified in this Agreement. The Investor agrees to subscribe for the Convertible Securities on the terms and conditions of this Agreement, and upon conversion, become a member of the Company and be bound by the Constitution.

2.2	Purchase

(a)	The parties acknowledge and agree that multiple purchases and issues of convertible securities to Other Investors are presently being contemplated (each an Other Purchase) on the basis that:

(i)	the terms of the Other Purchases will be on the same terms as this Agreement, except that:

(A)	the aggregate Purchase Price of each Other Purchase will be different (although the price per convertible security will be the same); and

(B)	the Company’s obligations under the convertible securities the subject of the Other Purchases will be secured by the Security Documents (and not separate security documents);

(ii)	each Other Purchase will occur no later than 30 days after the Execution Date;

(iii)	the maximum aggregate purchase price of the Purchase and all Other Purchases will be US$5,000,000; and

(iv)	all Other Investors (except MEF I, L.P.) will be accredited retail investors and must not be institutional investors.

(b)	Subject to clause 5 and the other provisions of this Agreement, on the Purchase Date the Investor must pay to the Company the Purchase Price in consideration of which the Company must issue (and, upon such payment shall be deemed to have issued) to the Investor the number of convertible securities specified in the Details Schedule, with each being uncertificated, secured (by the Security Documents) and convertible (subject to clauses 4.5 and 4.7), and each having a face value equal to the Face Value (Purchase).

2.3	Adjustments to payments

All amounts payable by the Investor under clause 2.2 are subject to all set-offs and adjustments set out in this Agreement.

2.4	Interest

No interest is payable on the Convertible Securities, other than under clause 11.7.

2.5	Commitment Fee

(a)	On or before the Purchase Date the Company must pay the Commitment Fee to the Investor.

(b)	The Company may pay the Commitment Fee by (at the Company’s election):

(i)	instructing the Investor to deduct the Commitment Fee from, the relevant Purchase Price; or

(ii)	(subject to clause 2.5(c)) issuing Shares to the Investor, with the number of Shares to be issued determined by dividing the Commitment Fee by the VWAP during the 5 Actual Trading Days prior to the Purchase Date.

(c)	The Company may only elect to pay the Commitment Fee by issuing Shares to the Investor where:

(i)	no Event of Default or Material Adverse Effect has occurred; and

(ii)	the Company is able to issue the Shares in full compliance with this Agreement (including clauses 4 and 5).

(d)	For clarity:

(i)	where the Company does not or is not able to elect to pay the Commitment Fee by issuing Shares to the Investor, the Company must on or before the Purchase Date instruct the Investor to deduct the Commitment Fee from, the Purchase Price.

2.6	Cleansing Statements

On the Purchase Date, or within 2 Business Days before, the Company must duly execute and lodge with the ASX in accordance with all applicable Laws, a Convertible Securities Cleansing Statement or a Prospectus in respect of the Convertible Securities to be issued at the Purchase, in compliance with clause 4.1.

2.7	Options

At or prior to the Purchase the Company must grant to the Investor the Options and promptly deliver to the Investor an option certificate from the Company's security registrar confirming that the name of the Investor has been entered onto the Company's option register as holding the Options.

3.	Conversion and Redemption

3.1	Conversions at election of Investor

Subject to clause 4.7 and the other provisions of this Agreement, while there is an Amount Outstanding, the Investor may in its discretion elect to convert one or more Convertible Securities (each, a Conversion), by providing the Company notice (each, a Conversion Notice and each date of such notice, a Conversion Notice Date) specifying:

(a)	the number of Convertible Securities to be converted and their aggregate Face Value converted into A$ at the Exchange Rate as at the close of business on the Business Day immediately before the date of the Conversion Notice Date (the Conversion Amount); and

(b)

the number of Conversion Shares that the Company must issue to the Investor in respect of the Conversion. That number must be determined by dividing the Conversion Amount (before giving effect to any set-offs set out in this Agreement) by the Fixed Conversion Price, provided that if the resultant number contains a raction, the number must be rounded up to the next highest whole number, and, following the receipt of a Conversion Notice, the Company must effect the conversion of the Conversion Amount specified in that Conversion Notice by issuing to the Investor in accordance with this Agreement (including clauses 4 and 5) the number of Conversion Shares specified in that Conversion Notice within 2 Business Days of the Conversion Notice Date. Upon the Company doing so, the Amount Outstanding will be reduced by the Conversion Amount and the relevant number of Convertible Securities will be redeemed.

3.2	Compulsory Redemption at Maturity

On the Maturity Date, to the extent not already redeemed, the Company must redeem the outstanding Convertible Securities by paying the Redemption Amount in respect of the relevant Convertible Securities to the Investor in cash.

3.3	Early Redemption by Company

(a)	Subject to this clause 3.3, the Company may at any time prior to the Maturity Date redeem some or all of the outstanding Convertible Securities by giving notice to the Investor specifying the number of Convertible Securities the Company proposes to redeem (an Early Redemption Notice).

(b)	The Company may not give an Early Redemption Notice in respect of any Convertible Securities the subject of an existing Conversion Notice.

(c)	The Company may not give an Early Redemption Notice more than once in any period of 45 days.

(d)	The Company may not give an Early Redemption Notice in respect of any Convertible Securities if an Event of Default has occurred.

(e)	On or before the day which is 5 Business Days after the date on which the Company gives the Early Redemption Notice, the Company must pay to the Investor (in US$) the Redemption Amount in respect of the number of Convertible Securities specified in the Early Redemption Notice. Upon the Company doing so, the specified number of Convertible Securities will be redeemed and the Amount Outstanding will be reduced by the aggregate Face Value of those Convertible Securities.

3.4	Company Raise

(a)	If the Company, after the completion of the Purchase and the Other Purchases, raises more than $4,000,000 in aggregate by way of debt, equity, or a combination of both, then the Investor may give notice to the Company requiring the Company to redeem outstanding Convertible Securities, with an aggregate Face Value of up to 50% of the amount by which the funds raised by the Company exceed $4,000,000. If the Investor does so, then on the date that the Investor does so, the Company will be deemed to have given the Investor an Early Redemption Notice in respect of the number of Convertible Securities specified in the Investor’s notice.

(b)	For the avoidance of doubt, clause 3.4(a) does not apply in respect of the Other Purchases contemplated in clause 2.2.

3.5	No other Redemption

Except as otherwise expressly stated in this Agreement, the Company may not redeem any Convertible Securities prior to the Maturity Date.

3.6	Ranking of Amount Outstanding

(a)	The Convertible Securities constitute direct, secured (by the Security Documents) and unconditional obligations of the Company, and except as described in Part A of Schedule 3, rank in priority to all unsecured obligations of the Company, other than those mandatorily preferred at law. The Convertible Securities confer no right to attend or vote at general meetings of the Company.

(b)	It is acknowledged that the Convertible Securities and the Convertible Securities issued under the Other Purchases be secured and rank equally in priority.

3.7	Amortisation Payments

(a)	On each Amortisation Payment Date, if either or both of:

(i)	the average daily VWAP for the period from (and including) the 25th day of the preceding calendar month and ending on (and including) the calendar day immediately prior to the Amortisation Payment Date is less than 110% of the Fixed Conversion Price; and

(ii)	the average dollar trading volume over the period from (and including) the 25th day of the preceding calendar month and ending on (and including) the calendar day immediately prior to the Amortisation Payment Date on ASX and Chi-X combined is less than A$90,000, the Company must redeem Convertible Securities with an aggregate Face Value of the Amortisation Face Value Amount, by making payment to the Investor in accordance with this clause 3.7.

(b)	The Company may redeem the relevant Convertible Securities on the relevant Amortisation Payment Date by (at the Company’s election by notifying the Investor in writing, not less than 4 Business Days before the Amortisation Payment Date, the form of payment, either in cash in accordance with clause 3.7(b)(i) or in shares in accordance with clause 3.7(b)(ii)):

(i)	paying the Investor the Redemption Amount in respect of those Convertible Securities; or

(ii)	(subject to clauses 3.7(c) and 4.5) issuing Shares to the Investor, with the number of Shares to be issued determined by dividing the Amortisation Face Value Amount (converted into A$ using the Exchange Rate) by the Amortisation Price.

(c)	The Company may only elect to redeem the relevant Convertible Securities by issuing Shares to the Investor where (unless the Investor agrees otherwise):

(i)	the average dollar trading volume over any 10 Trading Days between the Execution Date and the Amortisation Payment Date on ASX and Chi-X combined is at least A$90,000;

(ii)	the average daily VWAP during any 5 Trading Days between the Execution Date and the Amortisation Payment Date is at least A$0.225;

(iii)	no Event of Default or Material Adverse Effect has occurred; and

(iv)	the Company is able to issue the Shares in full compliance with this Agreement (including clauses 4 and 5)

(d)	For clarity, where the Company is not able to elect to redeem the relevant Convertible Securities by issuing Shares to the Investor, the Company must on the relevant Amortisation Payment Date pay the Investor the Redemption Amount in respect of those Convertible Securities.

(e)	Upon the Company redeeming the relevant Convertible Securities in accordance with this clause, those Convertible Securities will be redeemed and the Amount Outstanding will be reduced by the Amortisation Face Value Amount.

(f)	The Investor may elect to waive in writing the payment of an Amortisation Face Value Amount, and in return for waiving each such payment, and subject to clause 4.5, the Company will issue the Investor additional Options equivalent to 5% of 110% of the Purchase Price (with the resulting amount converted to A$ using the Exchange Rate as at the Purchase Date), divided by the closing price of the Shares on ASX on the Trading Day immediately prior to the Purchase Date, and rounded upward to the next whole number, up to an aggregate additional number of Options of 75% of 110% of the Purchase Price (with the resulting amount converted to A$ using the Exchange Rate as at the Purchase Date), divided by the closing price of the Shares on ASX on the Trading Day immediately prior to the Purchase Date, and rounded upward to the next whole number, in the event that the Investor waived its entitlement for all 15 monthly Amortisation Face Value Amounts, assuming they all became applicable based on clause 3.7(a).

3.8	Replacement Convertible Securities

(a)	If at any time the average daily VWAP during any 10 Trading Days is less than the Floor Price, and only if the Company and the Investor both agree in writing (at both Parties’ respective sole discretion), then the Company must, within 60 days of that occurring:

(i)	pay to the Investor (in US$) the Redemption Amount of the Amount Outstanding in respect of the outstanding Convertible Securities. Upon the Company doing so, the outstanding Convertible Securities will be redeemed and the Amount Outstanding in respect of them will be reduced to zero; or

(ii)	both:

(A)	procure Shareholder Approval for the issue of replacement convertible securities to the Investor, on the basis that the replacement convertible securities will be on the same terms as the Convertible Securities issued at the Purchase, but will not have a Floor Price (Replacement Convertible Securities); and

(B)	subject to and conditional upon the Company procuring the Shareholder Approval under clause 3.8(b)(ii)(A), issue the Replacement Convertible Securities to the Investor (in replacement of the outstanding Convertible Securities issued at the Purchase, on a one for one basis), in full compliance with this Agreement, and upon the Company doing so, the outstanding Convertible Securities issued at the Purchase will be redeemed, and the Replacement Convertible Securities will be outstanding.

4.	Requirements for the issue of Securities

4.1	ASX filings

Subject to clause 4.4, no later than immediately upon the issue of any Securities, the Company must duly execute and lodge with the ASX in accordance with all applicable Laws:

(a)	in respect of an issue of Convertible Securities, a Convertible Securities Cleansing Statement, or alternatively where a Convertible Securities Cleansing Statement is not available, a Prospectus as contemplated by clause 4.4;

(b)	in respect of an issue of Shares that are not Conversion Shares, a Shares Cleansing Statement, or alternatively where a Shares Cleansing Statement is not available, a Prospectus as contemplated by clause 4.4; and

(c)	an Appendix 3B.

4.2	Electronic Delivery

The Company must use its best endeavours to ensure that all Investor’s Shares when issued are received by the Investor (or its designee or nominee) by electronic registration to the Investor's CHESS Account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Investor by notice to the Company) in accordance with the ASX Settlement Operating Rules and procedures of CHESS.

4.3	Quotation

The Company must apply to the ASX for unconditional admission to trading of each parcel of Investor’s Shares immediately upon their issue and use its best endeavours to obtain quotation of each parcel of the Investor's Shares on the ASX by no later than on the Trading Day immediately after the date of the issuance of such parcel. If requested by the Investor, the Company must provide documentary evidence of the ASX’s grant of quotation immediately upon quotation being granted.

4.4	Disclosure document

Where the Company is not able to issue a Convertible Securities Cleansing Statement or a Shares Cleansing Statement due to an inability to satisfy the conditions set out in section 708A of the Corporations Act (as varied by ASIC Instrument 2016/82), the Company must on or before the issue of the relevant Securities lodge with ASIC a disclosure document complying with Chapter 6D of the Corporations Act in respect of the issue of the Securities so that (in the case of Convertible Securities) the Conversion Shares issued on Conversion of the relevant Convertible Securities will be Tradeable, and in the case of Shares , the Shares will be Tradeable, without any further action being required by the Company or the Investor (Prospectus).

4.5	Shareholder Approval and Waiver

(a)	The issue of Shares pursuant to clause 3.7(b)(ii) of this Agreement, and Options pursuant to clause 3.7(f) is subject to and conditional on the receipt of prior Shareholder approval by the Company pursuant to and in accordance with Listing Rule 7.1 (Shareholder Approval), and the Shareholder Approval remaining valid at the time of issue of the relevant Shares or Options (as applicable). For clarity, this requirement for Shareholder Approval does not apply in respect of the issue of Conversion Shares under clause 3.1 or the issue of Options under clause 2.7.

(b)	The Company must use its best endeavours to obtain the Shareholder Approval as soon as reasonably practicable, and in any event, by no later than 60 Business Days after the Execution Date.

(c)	The Company must use its best endeavours to obtain a waiver of Listing Rule 7.3.2 to permit the issue of the relevant Shares or Options pursuant to this Agreement until one week after the Maturity Date (Waiver).

(d)	If the Shareholder Approval is not obtained or the Waiver is not granted or does not remain valid at the time for issue of any Shares under clause 3.7(b)(ii) of this Agreement, the Company shall not be required to issue such Shares, and clause 4.6 will apply.

(e)	If the Shareholder Approval is not obtained or the Waiver is not granted or does not remain valid at the time for issue of any Options under clause 3.7(f) under this Agreement, the Company shall not be required to issue such Options and clause 3.7(f) shall not apply.

4.6	Where Shareholder Approval not obtained

Where Shareholder Approval has not been received or is no longer valid as at the date on which an issuance of Shares or Options would be due to occur if such Shareholder Approval had been received and remaining in force, instead of the issuance of the relevant Shares or Options the Company must repay 110% of that part of the Amount Outstanding that would have otherwise been the subject of such issuance, unless this obligation is waived or postponed by the Investor in its discretion.

4.7	Takeover threshold and other limitations

(a)	Where an issue of Shares under this Agreement would result in the voting power (as defined in Chapter 6 of the Corporations Act) in the Company of the Investor or any other person exceeding 19.99%:

(i)	the Investor must make reasonable efforts for the issue not to have that result; and

(ii)	the Company must not issue the relevant Shares to the Investor but must instead repay to the Investor the relevant Amount Outstanding.

(b)	Notwithstanding any other provision of this Agreement but subject to clause 4.8, where Company shareholder approval or any other approvals are required for the conversion of Convertible Securities or issue of Securities under this Agreement, the Convertible Securities will not be able to be converted and the Securities will not be required to be issued unless and until those approvals are obtained.

(c)	If and to the extent a:

(i)	Convertible Security is or becomes incapable of being converted into Shares, or any Securities are or become incapable of being issued under; or

(ii)	conversion of a Convertible Security or any issue of Securities can result in a breach of, the Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 (Cth), any foreign investment policy, other law or the Listing Rules, the parties agree that the Company can refuse to convert the Convertible Security or issue the Securities, and that the Convertible Security are solely debt instruments which, with this Agreement, contain no right of conversion into Shares or to the issue of any other securities. For clarity this is without prejudice to any Convertible Securities or Securities to the extent the issue does not arise.

(d)	If and to the extent a:

(i)	Convertible Security is or becomes incapable of being converted into Shares, or any Securities are or become incapable of being issued under; or

(ii)	conversion of a Convertible Security or any issue of Securities can result in a breach of, the Foreign Acquisitions and Takeovers Act 1975 (Cth), the Investor must apply for written notification by the Treasurer of the Commonwealth of Australia or his delegate under the Foreign Acquisitions and Takeovers Act 1975 (Cth) that the Federal Government has no objection to the conversion or issue of Securities (as applicable). The Investor must make the application within 5 Business Days of the date a potential breach arises.

4.8	Ranking of the Investor’s Shares

The Company must ensure that the Investor’s Shares:

(a)	rank equally in all respects with the existing Shares on the date of issue of the Investor’s Shares;

(b)	are issued fully paid, free and clear of any Security Interests; and

(c)	are issued in full compliance with applicable Law and all rights of third parties.

4.9	Requirements for all issues

If, subject to clause 4.7, any of the requirements of this clause 4 are not satisfied in any respect in connection with any issuance of any Securities, then those Securities are not issued by the Company in accordance with or for the purposes of this Agreement, the Company’s obligation to issue the Securities is not discharged, and any amount paid by or owed to the Investor in respect of such Securities (or, in the case of Conversion Shares, the relevant part of the Amount Outstanding in respect of which such Conversion Shares were purported to have been issued) remains an Amount Outstanding.

5.	Conditions Precedent to Contemplated Transactions

5.1	Specific conditions precedent to Purchase - Investor

The Investor has no obligation in respect of the Purchase of Convertible Securities under clause 2 unless and until the following conditions are fulfilled, or waived in writing by the Investor, by no later than immediately before the Purchase:

(a)	the Company has delivered to the Investor:

(i)	a copy of resolutions duly passed by the Board of Directors of the Company, substantially in the form of Annexure A;

(ii)	a certificate substantially in the form of Annexure B executed on behalf of the Company by its Chief Executive Officer, Managing Director or Chairman dated as of the Purchase Date;

(iii)	a Purchase Statement, substantially in the form of Annexure C; and the Investor; and

(iv)	the Security Documents, executed by all parties to them other than the Investor; and

(b)	The Company has given a Convertible Securities Cleansing Statement and Shares Cleansing Statement or a Prospectus in compliance with clause 4.1.

5.2	General conditions precedent to each Contemplated Transaction - Investor

The Investor has no obligation to effect any Purchase, accept any issue of Securities or consummate any other Contemplated Transaction unless and until the following conditions are fulfilled (in the opinion of the Investor acting reasonably), or waived in writing by the Investor, by no later than immediately before the time the Contemplated Transaction is due to be consummated.

(a)	The issue of the relevant Securities (on the basis that, if the issue is of Convertible Securities, they are convertible) will not cause the Company to breach Listing Rule 7.1.

(b)	The Company has performed, or complied in all material respects with, all obligations required by this Agreement to be performed or complied with by the Company as at, or prior to, the Contemplated Transaction (including the obligations under clause 4 in relation to all prior issuances of Securities to the Investor).

(c)	Where the Contemplated Transaction is a Conversion or another issue of Securities, the Company is ready, willing and able to perform (in accordance with all applicable Laws) and comply in all respects with, those requirements of clause 4 which apply in respect of any issue of Securities.

(d)	The Board of Directors of the Company has passed resolutions approving the Transaction Documents and the Contemplated Transactions, to the extent to which such approvals are, under any Law, required for the consummation of the Contemplated Transaction.

(e)	All consents, permits, approvals, registrations, waivers and documents, necessary or appropriate for the consummation of the Contemplated Transaction have been issued and received by the Investor, and remain in full force and effect.

(f)	No Event of Default or Potential Event of Default would occur as a consequence of the Contemplated Transaction or has occurred (irrespective of whether it has been remedied or any grace period has expired).

(g)	The consummation of the Contemplated Transaction would not result in the Company or the Investor being in breach of any Law.

(h)	The Investor has received copies of such additional documents as the Investor may reasonably request or as are customary in Australia to effect the Contemplated Transaction.

(i)	No Material Adverse Effect has occurred.

(j)	The Investor has received such documents and evidence as the Investor may reasonably require to satisfy itself that the conditions in this clause 5.2 and (where relevant) clause 5.1 have been satisfied.

5.3	Failure to meet conditions – issue of Securities

Subject to clause 4.9, the Company must not issue any Securities without the prior consent of the Investor if on the issue of the Securities any of the conditions in the foregoing provisions of this clause 5 have not been fulfilled or waived by the Investor. Any such issuance is deemed not to have been undertaken in accordance with or for the purposes of this Agreement, the Company’s obligation to issue the Securities is not discharged, and any amount paid by or owed to the Investor in respect of such Securities (or, in the case of Conversion Shares, the relevant Amount Outstanding in respect of which such Conversion Shares were purported to have been issued) remains an Amount Outstanding.

5.4	Requirement to fulfil conditions

The Company must cause the conditions set out in clauses 5.1 and 5.2 to be fulfilled by the times required by those clauses.

5.5	Conditions precedent to each Contemplated Transaction - Company

The Company has no obligation to consummate a Contemplated Transaction unless and until the following conditions are fulfilled, or (except as to clause 5.5(a)) waived in writing by the Company, by no later than immediately before the time the Contemplated Transaction is due to be effected.

(a)	Subject to clause 4.7(c) which permits Convertible Securities to be debt instruments, the Company has obtained the Shareholder Approval and the Waiver so that the Contemplated Transaction may proceed without breaching Listing Rule 7.1.

(b)	The Investor has performed, or complied in all material respects with, all obligations required by this Agreement to be performed or complied with by the Investor as at, or prior to, the Contemplated Transaction.

(c)	The representations and warranties of the Investor contained in this Agreement are true and correct in all material respects as of the date or dates as of which they are made or deemed to be made or repeated under this Agreement.

6.	Representations and Warranties

6.1	Representations and warranties by the Company

The Company represents and warrants to the Investor that each of the statements set out in Schedule 1 is true and correct and not misleading, including by omission, except to the extent disclosed to ASX on or before the date of this Agreement.

6.2	Representations and warranties by the Investor

The Investor represents and warrants to the Company that each of the statements set out in Schedule 2 is true and correct and not misleading, including by omission.

6.3	Deemed repetition

Each of the representations and warranties made under this clause 6 is deemed to be made on the Execution Date and (except where it is expressly qualified as having been made only as of a particular date) repeated at the Purchase and on the date of each Conversion, by reference to the facts and circumstances subsisting at each such time.

6.4	Party’s reliance

Each Party (first Party) acknowledges that the other Party has entered into this Agreement in reliance on the representations and warranties of the first Party in this Agreement.

6.5	Construction of representation and warranties

Each representation and warranty of a Party is to be construed independently of the others and is not limited by reference to any other representation or warranty.

6.6	Disclosures and limitation

The representations and warranties of the Company under clause 6.1 set out in Schedule 1 are given subject to and are qualified by, and the liability of the Company in respect of any breach of any of the representations and warranties of the Company under clause 6.1 set out in Schedule 1 will be reduced or extinguished (as the case may be) to the extent that the breach arises in connection with:

(a)	any matters or information disclosed in writing by the Company to the Investor or to ASX, before entering into this Agreement;

(b)	any matters or information that would have been disclosed to the Investor had the Investor conducted searches of public information maintained by ASX, ASIC and the Personal Property Securities Register on or before the date of this Agreement;

(c)	any matters or information expressly set out in Schedule 3; and

(d)	any matters or information disclosed in writing by the Company to the Investor or to ASX before the date on which any representation or warranty is repeated under clause 6.3, to which the Investor consents in writing.

6.7	Notice

A Party (first Party) must immediately notify the other Party upon becoming aware of any breach of any representation or warranty given by the first Party under this Agreement.

6.8	Breach of representation or warranty

A Party is in breach of this Agreement if any of the statements it represents and warrants under this clause 6 is untrue, incorrect or misleading, including by omission.

7.	Conduct of affairs

7.1	Conduct of business

The Company must, and must cause each of the Group Companies to, conduct its business in a proper and efficient manner in accordance with good commercial practice, and ensure that while there is any Amount Outstanding the voting and other rights attached to the Shares (or any other securities of a Group Company) are not altered in a manner which, in the reasonable opinion of the Investor, is materially prejudicial to the Investor.

7.2	Other negative covenants

For so long as there is any Amount Outstanding, the Company must not, and must ensure that each Group Company does not, directly or indirectly, without the Investor’s written approval (not to be unreasonably withheld or delayed):

(a)	dispose, in a single transaction or in a series of transactions, of all or any part of its assets unless:

(i)	such disposal is in the ordinary course of business and for fair market value, and

(ii)	where the value of the asset(s) the subject of the disposal is greater than AU$1,000,000, at least 50% of the net proceeds of the disposal are, if required by the Investor, applied in or towards repayment of the Amount Outstanding;

(b)	reduce its issued share capital or any uncalled liability in respect of its issued capital, except by means of a purchase or redemption of the share capital that is permitted under Australian Law, unless such reduction is required in connection with a proposed listing of the Company on the NASDAQ Stock Exchange;

(c)	except under the Other Purchases, issue or agree to issue any debt, equity or equity-linked securities (including options) that have a variable interest rate or are convertible into, exchangeable or exercisable for, or include the right to receive Shares or other securities:

(i)	at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares; or

(ii)	at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events;

(d)	undertake any consolidation of its share capital, unless such consolidation is required in connection with a proposed listing of the Company on the NASDAQ Stock Exchange;

(e)	change the nature of its business;

(f)	make an application under section 411 of the Corporations Act;

(g)	grant any Security Interest over any of its assets, or allow a Security Interest to come into existence over any assets of any Group Company;

(h)	make any payment to any party in reduction of the amount owing by the Company to them, other than as specifically permitted under clause 7.3;

(i)	list the Company on the NASDAQ Stock Exchange and on the initial public offering offer shares or depository interests at a per unit price less than the Floor Price;

(j)	draw down on its facility with Acuity Capital Investment Management Pty Ltd as trustee for the Acuity Capital Holdings Trust, other than a draws of up to a total of $500,000 at a per share price which is at least the Fixed Price;

(k)	transfer the jurisdiction of its incorporation; or

(l)	enter into any agreement with respect to any of the matters referred to in paragraphs (a) - (k) above.

7.3	Use of proceeds

The Company must use the funds received from the Investor under this Agreement for general corporate and working capital purposes, including but not limited to acquisitions financing and repayment of existing debt to third parties as per loan agreements in force as at the Execution Date.

Notwithstanding the above, the repayment of the Company’s loans to its major shareholder, will be limited up to $1,5000,000 of the amount raised. Thereafter, the remaining outstanding loans to its major shareholder will be repaid upon the Company generating revenues of at least $10,000,000 during any continuous period of 12 months, or at the Company’s discretion if the Convertible Securities are fully converted or repaid.

7.4	Maintenance of Share registry

Unless so required by applicable Law, the Company must not close its Share register or take any other action which prevents the transfer of its Shares or options generally.

7.5	Publicity and confidentiality

(a)	This Agreement, its subject matter and content, the Contemplated Transactions, and any non-public information provided by the Investor to the Company (including the terms of any Transaction Documents) is confidential information of the Investor. The Company must not, and must cause its Affiliates and all persons acting on behalf of the Company and any of its Affiliates not to, issue any public release or announcement concerning any such confidential information without the prior written consent of the Investor, which consent must not be unreasonably withheld or delayed, except where the public release or announcement is proposed to be made under the Listing Rules or is otherwise required by Law.

(b)	The Company must not refer to the Investor in any public release or announcement without the Investor’s prior written consent, which consent must not be unreasonably withheld or delayed, except where the public release or announcement is proposed to be made under the Listing Rules or is otherwise required by Law.

(c)	The Investor has the right to review, approve and amend all press releases and public disclosure documents concerning the Investor, or any Transaction Documents or Contemplated Transactions, which are required to be issued by the Company under applicable Laws, if time permits.

(d)	The Investor and its Affiliates and/or advisors may describe the Investor’s relationship with the Company under this Agreement and include the name and corporate logo of the Company in its publicly available materials.

(e)	Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Party to this Agreement, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

7.6	Non-public information

(a)	The Company must not, directly or indirectly, and must ensure that its Affiliates and agents and representatives do not, at any time after the date of this Agreement, without the prior consent of the Investor, disclose inside information or material non-public information to an Indemnified Person.

(b)	Where the Investor has consented to such disclosure, the Company must identify all inside information and material non-public information as such, and provide the Investor with the opportunity to accept or refuse to accept such information.

(c)	Where the Investor does not consent to such disclosure, the Company will be deemed to have satisfied any obligation it may have under this Agreement to disclose the relevant information to the Investor.

7.7	Miscellaneous

(a)	The Company must not permit the Company or any of its securities to be listed or quoted on any financial market, quotation system, or stock exchange, other than the ASX or NASDAQ, without the Investor’s prior written consent.

(b)	The parties acknowledge and agree that the Company is presently contemplating undertaking a public offering via a listing on the NASDAQ Stock Exchange. The parties must negotiate in good faith such amendments as may be required to this Agreement as a result of any such listing.

(c)	The amendments contemplated by the negotiations under clause 7.7(b) must include, without limitation, amendments to the Floor Price and reference to the numbers of Securities in the event of a:

(i)	redemption of share capital required in connection with a proposed listing of the Company on the NASDAQ Stock Exchange, as contemplated in clause 7.2(b);

(ii)	consolidation of its share capital in connection with a proposed listing of the Company on the NASDAQ Stock Exchange, as contemplated in clause 7.2(d); or

(iii)	any other adjustment to the Company’s capital in connection with the proposed listing of the Company on the NASDAQ Stock Exchange.

8.	Investor’s activities

8.1	Investor’s dealings in Securities

Subject to this Agreement and the terms of the Securities:

(a)	the Investor may purchase and/or sell or otherwise dispose of any Securities, at any time (in compliance with applicable Laws) and hold or not hold any Securities for any term; and

(b)	nothing in this Agreement is or may be deemed to be a representation or warranty by the Investor which has the effect that:

(i)	the Investor’s right to sell or otherwise dispose of any of the Securities at any time (in compliance with applicable Laws) is limited; or

(ii)	the Investor is required to hold any Securities for any period of time, except as required by any applicable Laws.

8.2	Sale Restrictions

(a)	The Investor agrees not on any Trading Day to sell Shares in excess of the greater of:

(i)	15% of the daily trading volume on that Trading Day on ASX and Chi-X; and

(ii)	A$35,000.

(b)	The requirements and restrictions in paragraph (a) will cease to apply if:

(i)	there is any Event of Default; or

(ii)	the daily VWAP is less than or equal to A$0.10 on any 5 consecutive Trading Days.

8.3	No shorting

The Investor may only sell Shares and must procure that its Affiliates only sell Shares if, at the time of such sale, it has:

(a)	(as relevant) issued a Conversion Notice in respect of any Conversion Shares, issued an exercoise notice in respect of any Shares issuable upon the exercise of Options, and the Company has given notice under clause 3.7(b) stating it will make a payment in Shares in respect of any Shares to be issued in payment under clause 3.7(b)(ii); and

(b)	a presently exercisable and unconditional right to vest the Shares in the buyer and otherwise complies with the requirements of the Corporations Act.

The Investor must not, and must procure that its Affiliates do not, sell Shares in the Company before the Purchase Date.

8.4	Acknowledgment

The Company acknowledges and agrees that transactions in its securities by the Investor may impact the market prices of the Company’s publicly-traded securities, including during periods when the prices at which the Company may be required to issue Investor’s Shares are determined.

8.5	Register of Convertible Securities

For so long as the Investor holds any Convertible Securities, the Company must maintain a register of the Convertible Securities during the term of this Agreement showing the dates of issue, the Face Value and Amount Outstanding of the Convertible Securities, details of all Conversions and redemptions of the Convertible Securities, and (without limiting clause 15.5) all transfers and changes of ownership of any of them and the names and addresses of the holders of the Convertible Securities and any person deriving title under the Investor.

8.6	AFSL

The Company acknowledges that the Investor does not hold an Australian Financial Services Licence (and nor does any other person that may have been involved in discussions or any communications in connection with the Transaction Documents) and agrees that it is not entitled to give a notice under section 925A of the Corporations Act.

8.7	Prime broker and share custodian

The Investor must notify the Company of any change of its prime brokers or share custodians to that set out in paragraph (h) of Schedule 2 within 3 Business Days of such change having taken effect.

9.	Additional obligations and agreements

9.1	No conflicting actions

No Party may take or omit to take any action, enter into any agreement, or make any commitment that would conflict or interfere in any material respect with its obligations to the other Party under this Agreement.

9.2	Compliance with Laws

The Company and the Investor must each comply with all applicable Laws.

9.3	Further assurances

Each Party must:

(a)	take, or cause to be taken, all such further actions;

(b)	execute and deliver all such other agreements, certificates, instruments and documents; and

(c)	use its best endeavours to obtain (and refrain from taking any wilful action that would impede or delay obtaining) all third party consents, waivers, approvals (including all shareholder approvals referred to in this Agreement), authorisations and orders needed; as may reasonably be required in order to consummate the Contemplated Transactions and to preserve and protect the rights of the Investor against impairment.

9.4	Set-off

(a)	The Investor may set off any of its obligations to the Company against any of the Company’s obligations to the Investor under this Agreement and/or any Transaction Document.

(b)	The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 9.4 (including varying the date for payment of any amount payable by the Investor to the Company).

9.5	Set-off exclusion

All payments which are required to be made by the Company to the Investor must be made without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by Law (in which case clause 10.4 applies), except in accordance with this Agreement or as may otherwise be consented to by the Investor in writing.

9.6	Rescission and withdrawal right

Whenever the Investor provides a notice, or exercises a right, election, or demand under this Agreement, and the Company does not perform its related obligations within the time periods provided in this Agreement, then the Investor may by notice to the Company rescind or withdraw the relevant notice, right, election or demand in whole or in part, without prejudice to its future actions and rights.

9.7	Other convertible securities and payment obligations

The Company must not:

(a)	agree to:

(i)	any amendment, waiver, extension or modification of any convertible securities issued by the Company as at the date of this Agreement; or

(ii)	any amendment, waiver, extension or modification of any convertible securities the subject of the Other Purchases; or

(b)	grant any security securing the Company’s obligations under any convertible securities issued by the Company as at the date of this Agreement; or

(c)

grant any additional security securing the Company’s obligations under any convertible securities the subject of the Other Purchases (beyond the pari passu securityagreed to be granted to the Other Investors under this Agreement, in the form of the Security Documents), without first:

(d)	giving the Investor five Business Days’ notice of the proposed amendment, waiver, extension or modification, or grant of security and offering the Investor the right to amend, waive, extend or modify this Agreement, or be granted the same security, to the same effect; and

(e)	(if the Investor accepts the offer) doing all things required by the Investor to amend, waive, extend or modify this Agreement, or grant security to the Investor, to the same effect.

10.	Taxes, stamp duty and withholdings

10.1	Taxes generally

The Company must:

(a)	pay any Tax (other than Excluded Tax) required to be paid to any Governmental Authority which is payable in respect of any Transaction Document or any Contemplated Transaction, including in respect of:

(i)	the execution, delivery, performance, release, discharge, amendment or enforcement of any Transaction Document or any Contemplated Transaction; and

(ii)	any payment received by the Investor from the Company (including under any indemnity by the Company);

(b)	pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this clause 10.1; and

(c)	indemnify the Investor against all Losses which the Investor pays, suffers, incurs, or is liable for, in connection with:

(i)	the delay or failure by the Company to pay any Tax, fine, penalty or other cost as required by this clause 10.1; and/or

(ii)	any enquiry, litigation or administrative proceedings taken against or involving the Investor in connection with any claim or assessment for Tax in relation to any of the documents or transactions referred to in this clause 10.1.

10.2	GST

If the Investor is or becomes liable to pay any GST in respect of any supply it makes under, in accordance with, or as a result of an enforcement of, this Agreement or any Contemplated Transaction, whether or not that supply is made to or for the benefit of the Company (GST Liability) then:

(a)	to the extent that an amount is payable by the Company to the Investor under this Agreement or in any Contemplated Transaction for that supply, that amount will be increased by the full amount of the GST Liability; and

(b)	otherwise, the Company must indemnify the Investor for the full amount of the GST Liability and any interest or penalties in relation to that GST Liability.

10.3	Tax compliance by Company

The Company must comply in all material respects with all applicable Laws relating to Tax and promptly file, or cause to be filed, all Tax returns, business activity statements, and other Tax filings, required under all applicable Laws.

10.4	General withholding gross-up

If the Company is required by Law to withhold or deduct Tax or any other amount from any amount payable to the Investor:

(a)	the Company must pay the amount required to be withheld or deducted to the relevant Governmental Authority within the time allowed for such payment; and

(b)	the Company must pay such additional amounts as are necessary to ensure that after making the deduction or withholding, the Investor receives the full amount which it would have received if such withholding or deduction was not required.

11.	Default

11.1	Events of Default

Each of the following constitutes an Event of Default.

(a)	The Company fails to repay the Redemption Amount in respect of the Convertible Securities to the Investor in cash on the Maturity Date.

(b)	The Company fails to repay the Redemption Amount in respect of the number of Convertible Securities specified in an Early Redemption Notice on or before the day which is 5 Business Days after the date on which the Company gives the Early Redemption Notice.

(c)	The Company fails to repay the Redemption Amount in respect of the outstanding Convertible Securities on or before the day which is 5 Business Days after the date on which the Investor gives notice under clause 3.5(b).

(d)	The Company fails to comply in a material respect with any of its material obligations under any Transaction Document (and does not cure that material breach or material failure within 5 Business Days of notice of it by the Investor) or any event of default (however described) occurs under any Transaction Document.

(e)	Any of the Materials is inaccurate, false or misleading in any material respect (including by omission), as of the date on which it is made or delivered.

(f)	A Group Company is, admits that it is, is declared by a court of competent jurisdiction to be, or is deemed under any applicable Law to be, insolvent or unable to pay its debts as and when they become due.

(g)	A Group Company is served with a statutory demand (in accordance with Division 2 of Part 5.4 of the Corporations Act) or a foreign equivalent that is not set aside within 10 Business Days.

(h)	A controller within the meaning of section 9 of the Corporations Act, administrator or similar officer is appointed over all or any of the assets or undertaking of any Group Company or any formal step preliminary to such appointment is taken.

(i)	An application or order is made, a proceeding is commenced, a resolution is passed or proposed in a notice of meeting, or an application to a court or other steps are taken, for the winding up or dissolution of any Group Company, or for any Group Company to enter an arrangement, compromise or composition with, or assignment for the benefit of, any of its creditors.

(j)	A Group Company ceases, suspends, or indicates that it may cease or suspend, the conduct of all or a substantial part of its business; or disposes, or indicates that it may dispose, of a substantial part of its assets.

(k)	A Group Company takes action to reduce its capital or pass a resolution referred to in section 254N(1) of the Corporations Act.

(l)	Any Convertible Securities or Investor’s Shares are not issued to the Investor within 2 Business Days of the Purchase Date or Conversion Notice Date (as relevant).

(m)	Any Investor’s Shares are not quoted on ASX by the third Business Day immediately following the date of their issue.

(n)	The Company fails to comply with the Listing Rules in any material respect resulting in removal from the ASX Official List in accordance with ASX Listing Rule 17.12.

(o)	A stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List is requested by the Company or imposed by any Governmental Authority; except for a suspension of trading not exceeding five Trading Days in a rolling twelve month period or as agreed to by the Investor.

(p)	The Company claims that a Transaction Document or a Contemplated Transaction is or has become wholly or partly void, voidable or unenforceable.

(q)	On application by a person other than the Investor or any of Affiliates, a Court of competent jurisdiction holds that a Transaction Document or a Contemplated Transaction is or has become wholly or partly void, voidable or unenforceable.

(r)	Any third person commences any action, investigation or proceeding against any person or otherwise asserts any claim which seeks to restrain, challenge, limit, modify or delay the right of the Investor or the Company to enter into any Transaction Documents or to undertake any of the Contemplated Transactions (other than in a vexatious or frivolous proceeding).

(s)	A Security Interest over an asset of a Group Company is enforced.

(t)	Any present or future liabilities, including contingent liabilities, of any Group Company for an amount or amounts totalling more than A$500,000 are not satisfied on time, or become prematurely payable.

(u)	A Group Company is in default under a document or agreement (including a Governmental Authorisation) binding on it or its assets which relates to material financial indebtedness or is otherwise material.

(v)	A Material Adverse Effect occurs.

(w)	The Company does not obtain a shareholder approval to the extent required for the purposes of Listing Rule 7.1 or 7.4 so that a Contemplated Transaction may proceed without breaching Listing Rule 7.1.

(x)	Any Group Company grants any Security Interest over any of its assets, or a Security Interest comes into existence over any assets of any Group Company, without the prior written consent of the Investor.

(y)	Any event of default (however described) occurs under the Security Documents.

(z)	There is any change in Control of any Group Company.

(aa)	Any action is initiated by any competent authority with a view to striking the Company’s name off any register of companies.

(bb)	The Company or any person on behalf of the Company materially breaches any undertaking at any time given to the Investor or its solicitors or any condition imposed by the Investor in agreeing to anything.

(cc)	The Company changes its constitution in a manner that materially and adversely varies the rights of the Investor without the Investor’s prior written consent.

(dd)	The Company is found by a court of competent authority to have committed an offence under the Corporations Act 2001.

(ee)	The Company does any of the things contemplated by Part 2B.7 (change of status), Part 2J.2 (self acquisition and control of shares), or Part 2J.3 (financial assistance in respect of shares) of the Corporations Act 2001, or materially and adversely varies in any way the rights or obligations attached to shares in the Company without the Investor’s prior written consent.

(ff)	(Any representation, warranty, reply to requisition, or any financial or other information provided to the Investor in connection with this document is or becomes untrue, false, or misleading in any material respect.

(gg)	The amount secured by any Security Interest over the Secured Property is increased without the Investor’s prior written consent.

(hh)	The “Secured Property” under the general security agreement forming part of the Security Documents suffers a material diminution in value or utility or a material part of the “Secured Property” suffers total loss or destruction or damage beyond repair or damage to an extent which in the opinion of the Investor renders repair impractical or uneconomical.

(ii)	If any of the Purchase Price is used for an illegal or improper purpose or to finance an illegal improper or terrorism activity.

(jj)	If any of the “Secured Property” under the general security agreement forming part of the Security Documents is taken out of the effective management and control of the Company (except upon a permitted dealing with that property).

11.2	Investor’s right to investigate

If in the Investor’s reasonable opinion, an Event of Default or Potential Event of Default has occurred:

(a)	the Investor may investigate such purported Event of Default or Potential Event of Default;

(b)	the Company must co-operate with the Investor in such investigation as may be reasonably required by the Investor;

(c)	the Company must comply with all reasonable requests made by the Investor of the Company in connection with any investigation by the Investor; and

(d)	the Company must pay all reasonable costs in connection with any investigation by the Investor.

11.3	Notification by Company

The Company must notify the Investor as soon as reasonably practicable, giving full details, upon the occurrence of any Event of Default or Potential Event of Default.

11.4	Certification by Company

At the Investor’s request, the Company must provide the Investor with a certificate signed by two of its directors stating whether:

(a)	any event or circumstance that has or is likely to have a Material Adverse Effect; or

(b)	any other Event of Default or Potential Event of Default; has occurred and/or is continuing.

11.5	Rights of the Investor upon default

(a)	If any Event of Default occurs and

(i)	either:

(A)	is not capable of being remedied; or

(B)	is capable of being remedied but has not been remedied to the satisfaction of the Investor within ten Business Days of the Investor notifying the Company of its occurrence; or

(C)	there have been two or more previous Events of Default; and

(ii)	the Event of Default has not been expressly waived by the Investor in writing;

(an Unremedied Default)

then the Face Value of each Convertible Security will automatically increase by 10% and the Investor may:

(iii)	declare, by notice to the Company, the Redemption Amount of the Amount Outstanding and all other amounts payable by the Company under any Transaction Document to be, whereupon they shall become, immediately due and payable by the Company to the Investor; and/or

(iv)	terminate this Agreement, by notice to the Company, effective as of the date set out in the Investor’s notice; and/or

(v)	exercise any other right, power or remedy granted to it by the Transaction Documents and/or otherwise permitted to it by Law, including by suit in equity and/or by action at Law (and such termination does not prejudice any accrued right, power or remedy of the Investor under this Agreement as at the date of termination, including its right for specific performance and/or to recover damages from the Company in relation to any breach of this Agreement).

(b)	For the avoidance of doubt, an Event of Default which consists of the failure to do or not do something within a period or by a particular time (including any applicable grace period under this Agreement) is not remedied or capable of being remedied by doing (or not doing) the relevant thing after the expiry of the relevant period or after the relevant time, unless the Investor otherwise agrees.

11.6	Postponement

Upon the occurrence of an Event of Default or Potential Event of Default, the Investor may, by notice to the Company, postpone any subsequent Conversion, for such time as it continues (or a shorter period of time, in the Investor’s discretion).

11.7	Interest

If an Event of Default occurs, interest shall be payable on the Convertible Securities at a rate of 3% per annum, which interest shall accrue daily and shall be compounded monthly, from the date of the Event of Default until the Company discharges the Amount Outstanding in full.

11.8	Failure to Pay

If the Company fails to pay to the Investor when due an amount payable under this Agreement in relation to a conversion of Convertible Securities, redemption of Convertible Securities, failure to issue Convertible Securities, or failure to issue Convertible Securities in accordance with this Agreement, then the Investor may at its option, without prejudice to any other action the Investor may take, by notice to the Company:

(a)	cancel the conversion, redemption, or issue giving rise to the payment; or

(b)	require that the Company pay the Investor the Parity Value in lieu of the relevant payment (and if the Investor does so, the Company’s obligation to pay the relevant amount will be replaced by an obligation to pay the Parity Value.

12.	Change of Law

12.1	Law and change in Law

If at any time during the term of this Agreement:

(a)	any applicable Law, any proposed applicable Law, the interpretation or administration of any applicable Law by any Governmental Authority, or a change or proposed change in the interpretation or administration of any applicable Law by any Governmental Authority, does or, if it comes into force, will:

(i)	render (directly or indirectly) compliance by the Investor or the Company with the Transaction Documents or the undertaking of the Contemplated Transactions or transactions of similar kind (including the acquisition and/or disposition, at a time of the Investor’s choosing, of any Securities) by either of them illegal, unlawful, void, voidable, contrary to or in breach of any Law or impossible;

(ii)	materially vary the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transaction so that the Investor’s rights, powers, benefits, remedies or economic burden (including any tax treatment in the hands of the Investor but disregarding any Excluded Tax) are materially adversely affected (including by way of material delay or postponement);

(iii)	otherwise materially adversely affect the rights, powers, benefits, remedies or the economic burden of the Investor (including by way of material delay or postponement); or

(iv)	otherwise make it materially impracticable for the Investor to undertake any of the Contemplated Transactions; or

(b)	any of the following has occurred:

(i)	trading in securities generally in Australia has been suspended or limited for a period exceeding two consecutive Business Days;

(ii)	a banking moratorium has been declared by an Australian Governmental Authority; or

(iii)	there is a material outbreak or escalation of hostilities or another national or international calamity of such magnitude in its effect on, or adverse change in, the Australian financial market, which makes it impracticable for the Investor, acting reasonably, to effect the Purchase or accept a Conversion, then the Investor may, by notice to the Company, suspend its unperformed obligations under this Agreement and/or terminate this Agreement and require the Company to repay to the Investor the Amount Outstanding (without any penalty) in full on the date specified by the Investor in its notice, which must not be earlier than 30 days after the date on which the Investor gives the notice, or any earlier date required by the applicable Law.

12.2	Payment of Amount Outstanding

If the Investor gives a notice under clause 12.1, the Company must on the date determined under clause 12.1 pay to the Investor the Amount Outstanding in full (without penalty).

13.	Termination

13.1	Events of Termination

This Agreement may be terminated by agreement of the Parties at any time and otherwise:

(a)	by either Party by notice to the other, effective immediately, if the Purchase has not occurred within three Business Days of the Purchase Date or such later date as the Parties agree in writing, however this right is not available to any Party that is in material breach of or default under this Agreement; or

(b)	by the Investor under any of clauses 11.5 and 12.1.

13.2	Effect of Termination

(a)	A Party’s right of termination under clause 13.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination is not an election of remedies.

(b)	Nothing in this Agreement releases any Party from any liability for any breach by such Party of this Agreement or impairs the right of any Party to compel specific performance by the other Party of its obligations under this Agreement.

14.	Survival and Indemnification

14.1	Survival

(a)	Subject to clause 14.1(b), each of:

(i)	the Company’s representations and warranties given under clause 6; and

(ii)

each of the provisions of clauses 1, and 3 to 15 (inclusive) of this Agreement;

survive (notwithstanding that they do not expressly provide for this), and continue in full force and effect, notwithstanding the execution of this Agreement, the consummation of any of the Contemplated Transactions, and the termination of this Agreement or another Transaction Document or any related provision. No term of this Agreement merges on completion of any Contemplated Transaction.

(b)	Subject to clause 14.2, and excluding clause 14.3, the Company will immediately be discharged and released from its liabilities, obligations and covenants under this Agreement in respect of any particular Convertible Securities on the first to occur of the date on which those particular Convertible Securities have been redeemed or converted in accordance with this Agreement.

14.2	Revival

To the extent that any Conversion or any payment by the Company is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any person, then to such extent, any Amount Outstanding satisfied by such Conversion or payment is immediately revived and continues, and the Company must take such action as may be reasonably requested by the Investor to effect such reinstatement; unless such revival and continuation are waived by the Investor.

14.3	Indemnification

(a)	No Indemnified Person is liable to the Company, and the Company must indemnify and hold harmless the Investor and Affiliates of the Investor, and the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the foregoing and Affiliates of any of those persons (each, an Indemnified Person), from and against:

(i)	any and all Losses that arise out of, are based on, relate to, or are incurred in connection with any Event of Default or Potential Event of Default (including, for clarity, a delay in the Investor's receipt of any parcel of Investor's Shares or a delay in the Investor's ability to, or the Investor's inability to, dispose of any of the Investor's Shares, in each case due to any Event of Default or Potential Event of Default (including as to the issuance and quotation on ASX of any Investor's Shares and the lodgement of any Cleansing Statement)); and/or

(ii)

without limiting the indemnity in clause 14.3(a)(i), any and all Losses that arise out of, are based on, relate to, or are incurred directly in connection with a breach by the Company of any of the Transaction Documents or any of the Contemplated Transactions, or any other instruments, documents or agreements executed under, or in connection with, any of those items referred to in sub-paragraphs (i) – (ii);

provided, however, that the Company is not liable to indemnify the Indemnified Person from, or hold the Indemnified Person harmless against, any Losses that result solely from:

(iii)	the Indemnified Person’s breach of any representation or warranty contained in this Agreement, or

(iv)	the Indemnified Person’s fraud, negligence or default in performing its obligations under this Agreement.

(b)	To the extent that the Company’s undertaking in this clause 14.3 may be unenforceable for any reason, the Company must make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable Law.

(c)	The Investor or any other Indemnified Person is not required to incur any expense or make any payment before enforcing any indemnity under this Agreement.

(d)	The Company acknowledges that the indemnity given under this clause 14.3 is directly enforceable against it by any Indemnified Person. The Investor holds the benefit of this clause 14.3 on trust for each Indemnified Person.

14.4	Indemnities generally

Each indemnity in this Agreement:

(a)	is a continuing obligation, independent of the Company’s other obligations under this Agreement;

(b)	continues notwithstanding any termination of this Agreement;

(c)	constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and

(d)	survives, and continues in full force and effect, in accordance with clause 14.1.

15.	Miscellaneous

15.1	Time of the essence

With regard to all dates and time periods set out or referred to in any Transaction Document, time is of the essence.

15.2	No partnership or advisory or fiduciary relationship

Nothing in this Agreement creates a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

15.3	Certificates

Each certificate or notice given by the Investor to the Company, including each certificate as to the occurrence of the Purchase, is sufficient evidence of an amount or matter in connection with any Transaction Document or Contemplated Transaction, unless the content of such certificate or notice is proven to be incorrect.

15.4	Remedies and injunctive relief

(a)	The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by Law or otherwise.

(b)	The Company acknowledges that:

(i)	monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of a Transaction Document; and

(ii)	the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:

(A)	the Company fails to comply or threatens not to comply with a Transaction Document; or

(B)	the Investor has reason to believe that the Company will not comply with a Transaction Document.

(c)	In the event that the Investor seeks an order for specific performance in connection with a failure by the Company to issue Securities in accordance with this Agreement (including clauses 4 and 5), the Company:

(i)	agrees that it will not oppose the order on the basis that monetary damages are adequate compensation to the Investor;

(ii)	acknowledges that even where specific performance is ordered in respect of the obligation on the Company to issue Securities in accordance with this Agreement (including clauses 4 and 5) that the Investor may suffer additional losses by reason of the Company's failure to issue Securities in accordance with this Agreement (including clauses 4 and 5); and

(iii)	agrees that it will not oppose any additional order for monetary compensation in respect of the losses referred to in clause 15.4(c)(ii) on the basis that the Investor has sought an order for specific performance of the Company's obligation to issue Securities in accordance with this Agreement (including clauses 4 and 5).

15.5	Successors, assigns and third party beneficiaries

(a)	The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this Agreement.

(b)	Neither this Agreement nor any of the Company’s rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.

(c)	The Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any Affiliate of the Investor, bank or financial institution, successor entity in connection with a merger or consolidation of the Investor with another entity, and/or acquirer of a substantial portion of the Investor’s business and/or assets, on 10 Business Days’ prior notice to the Company, subject to the other provisions of this Agreement.

(d)	Nothing in this clause 15.5 prevents the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under, or in connection with, the Securities without the consent of any person provided that the Investor may only assign a Convertible Security if the assignee executes a deed of covenant in favour of the Company agreeing to be bound by the terms of this Agreement to the extent of the assignment.

(e)	The provisions of this Agreement inure to the benefit of, and are binding upon, the respective permitted successors and assignees, of the Parties.

(f)	Except as set out in clause 14.3, this Agreement is intended for the benefit of the Parties and their respective successors and permitted assignees only, and does not benefit or create any right, obligation to, or cause of action in or on behalf of, any other person, and no other person may enforce any provision of this Agreement.

15.6	Counterparts and faxes

(a)	This Agreement may be executed in any number of counterparts, each of which is deemed an original, and all of which together constitute one and the same instrument.

(b)	Such counterparts may be delivered by one party to the other by facsimile or other electronic transmission, and such counterparts are valid for all purposes.

15.7	Notices

(a)	Except as otherwise expressly agreed, all communications in connection with any Transaction Document must be by notice in writing and must be delivered by a courier or hand, or sent by facsimile transmission or by email, to a Party at the address, facsimile number or e-mail address of the Party specified in the Details Schedule or as otherwise specified by the Party by notice to the other Party.

(b)	When delivered by a courier or hand in Australia, a notice is deemed given:

(i)	when delivered, if received during business hours in the place of delivery; or

(ii)	otherwise, at 9.00 am in the relevant time zone in the place of delivery on the Business Day immediately following the date of such delivery.

(c)	When delivered by a courier or hand-delivery outside of Australia, a notice is deemed given:

(i)	when delivered, if received during business hours in the place of delivery; or

(ii)	otherwise, at 9.00 am in the relevant time zone in the place of delivery on the International Business Day immediately following the date of such delivery.

(d)	When sent by facsimile transmission, a notice is deemed given:

(i)	at the time shown in the transmission report in connection with such transmission as the time that the whole facsimile transmission was sent, if such time is within business hours in the place of delivery; or

(ii)	otherwise, if sent to an Australian facsimile number, at 9.00 am in the relevant time zone in the place of delivery on the Business Day immediately following such date of transmission; or

(iii)	otherwise, if sent to a facsimile number outside of Australia, at 9.00 am in the relevant time zone in the place of delivery on the International Business Day immediately following such date of transmission.

(e)	When sent by e-mail transmission, a notice is deemed given:

(i)	one hour after the time at which such transmission was sent (the E-mail Time), if such time falls within business hours in the place of delivery;

(ii)	otherwise, if sent to the Company and the E-mail Time is outside of business hours in the place of delivery, at 9.00 am Perth time on the Business Day immediately following the date of the E-mail Time; or

(iii)	otherwise, if sent to the Investor and the E-mail Time is outside of business hours in the place of delivery, at 9.00 am in the relevant time zone in the place of delivery on the Business Day or International Business Day (as applicable in the place of delivery) immediately following the date of the E-mail Time; unless the sender receives an automated message that the email has not been delivered.

15.8	Amendments and waivers

(a)	Any term of this Agreement may be amended, supplemented, or modified, only by an instrument in writing signed by each Party.

(b)	Any obligation of a Party under this Agreement may be extended or waived only by an instrument in writing signed by the other Party.

(c)	No waiver of any default with respect to any provision of this Agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default, or a waiver of any other provision nor does any delay or omission of any Party to exercise any right under this Agreement in any manner impair the subsequent exercise of any such right.

15.9	Legal Costs

(a)	The Company must bear its own legal costs in connection with the preparation of this Agreement.

(b)	The Company must pay the Investor's legal costs in connection with this Agreement and the Contemplated Transactions, subject to clause (c) below. The Investor acknowledges prior receipt of the Legal Costs Contribution toward these costs.

(c)	Any legal costs in excess of A$15,000 (plus GST) will require the prior written consent of the Company, acting reasonably. If such consent is not provided, the Company shall not be required to pay such excess costs.

15.10	Additional expenses

(a)	The Company must reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor in connection with any amendment, modification or waiver of this Agreement, including, without limitation, reimbursement of reasonable legal fees and disbursements.

(b)	Sunrise Securities LLC/INTE Securities LLC, as the placement agent will be paid at Closing by the Company a cash fee of six and half percent (6.5%) of aggregate amount invested by the Purchasers, and INTE Securities LLC (and/or its designees) will also be issued at Closing five years options to purchase such number of securities received by the Purchasers, equal to five percent (5%) of the aggregate number of the fully diluted and/or converted shares of common stock and/or common stock equivalents purchased by the purchasers and/or warrants issued on the same terms and conditions.

15.11	Severability and supervening legislation

(a)	Every provision of this Agreement is intended to be severable, and any provision of this Agreement that is illegal, invalid, prohibited or unenforceable in any relevant jurisdiction (each, a Deficiency) is, as to such jurisdiction, ineffective to the extent of such Deficiency, but the provision must be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such Deficiency does not affect the legality, validity, permissibility or enforceability of the remainder of this Agreement in that jurisdiction, or render Deficient such or any other provision of this Agreement in any other jurisdiction.

(b)	To the extent not prohibited by applicable Law, the Parties waive and exclude any provision of Law, current or future, which renders any provision of this Agreement Deficient in any respect.

(c)	Paragraphs (a) and (b) of this clause 15.11 are of no force or effect to the extent that the consequence of enforcing the remainder of this Agreement without the Deficient provision would be to cause either Party to lose the material benefit of its economic bargain.

(d)	To the extent not prohibited by applicable Law, the Parties waive and exclude any provision of Law, current or future, which operates to vary the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document so that the Investor’s rights, powers, benefits, economic benefit, economic burden or remedies are adversely affected (including by way of delay or postponement).

15.12	Entire Agreement

(a)	This Agreement supersedes all prior agreements, understandings, negotiations and discussions, both oral and written, between the Parties, their Affiliates and persons acting on their behalf with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement.

(b)	Except as specifically set out in this Agreement, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to the subject matter of this Agreement.

15.13	Governing law and submission to jurisdiction

(a)	This Agreement is governed by and must be construed according to the law applying in the State of Western Australia, Australia.

(b)	Each party irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of Western Australia and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to, arising out of, or in connection with, any Transaction Documents and/or Contemplated Transactions;

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 15.13(b)(i); and

(iii)	agrees that a judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law, and for purposes of this provision, submits to the jurisdiction of the courts of such jurisdiction in which the judgment is being enforced.

(C)	Service of process in connection with any proceedings in Australia relating to any matter arising out of this Agreement may be served on each party anywhere in the world by the same methods as are specified for the giving of notices under this agreement.

15.14	Adjustments

(a)	Each time when a Security Structure Event occurs, the Fixed Conversion Price and the Floor Price will be reduced or, as the case may be, increased, in the same proportion as the issued capital of the Company is, as the case may be, consolidated, subdivided or cancelled.

(b)	The intent of this clause 15.14 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains.

(c)	When the Company becomes aware of a fact that may give rise to an adjustment of the Fixed Conversion Price or the Floor Price, the Company must promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.

(d)	If the Company, after the Execution Date:

(i)	issues or agrees to issue Shares to any person at a per Share price which is less than the Fixed Conversion Price;

(ii)	issues options to acquire Shares to any person with an exercise price which is less than the Fixed Conversion Price;

(iii)	issues any debt, equity or equity-linked securities to any person which are convertible into, exchangeable or exercisable for, or include the right to receive Shares or other securities at a fixed price which is less than the Fixed Conversion Price; or

(iv)	undertakes an IPO on NASDAQ in which it offers shares or depository interests at a per unit price less than the Fixed Conversion Price,

(all of which prices will be a Lesser Price) then the Fixed Conversion Price will be reduced to the Lesser Price with effect from the date of the issue of the Shares, options, or debt, equity or equity-linked securities (as applicable). For the avoidance of doubt, the reduced Fixed Conversion Price will not apply retrospectively in relation to any Conversion or amortisation payment made before this date.

16.	Terms of the Options

16.1	Nature of Options

(a)	Each Option will grant the holder of that Option the right but not the obligation to be issued by the Company one Share at the Options Exercise Price.

(b)	Each Option will be exercisable by the Option holder complying with its obligations under this clause 16, at any time after the time of its grant and prior to the Options Expiration Date, after which time it will lapse.

16.2	Exercise of Options

(a)	Without limiting the generality of, and subject to, the other provisions of the Agreement, an Option holder may exercise any of its Options at any time prior to their expiration, by delivery of:

(i)	a copy, whether facsimile or otherwise, of a duly executed Option exercise form substantially in the form attached to this Agreement as Annexure D (the Exercise Form), to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Option holder);

(ii)	a copy, whether facsimile or otherwise, of any exercise form required by the share registrar; and

(iii)	payment of an amount equal to the Options Exercise Price multiplied by the number of Shares in respect of which the Options are being exercised at the time by wire transfer to the account specified by the Company from time to time or by bank draft delivered to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Option holder).

(b)	As soon as reasonably practicable, but in any event no later than two (2) Business Days after receipt of a duly completed Exercise Form and the payment referred to in clause 16.2(a)(iii), the Company must cause its securities registrar to:

(i)	issue and deliver the Shares in respect of which the Options are so exercised by the Option holder; and

(ii)	provide to the Option holder holding statements evidencing that such Shares have been recorded on the Share register.

16.3	Bonus Issues

If prior to an exercise of an Option, but after the issue of the Option, the Company makes an issue of Shares by way of capitalisation of profits or out of its reserves (other than pursuant to a dividend reinvestment plan), pursuant to an offer of such Shares to at least all the holders of Shares resident in Australia, then on exercise of the Option, the number of Shares over which an Option is exercisable will be increased by the number of Shares which the holder of the Option would have received if the Option had been exercised before the date on which entitlements to the issue were calculated.

16.4	Rights Issues

If prior to an exercise of an Option, but after the issue of the Option, any offer or invitation is made by the Company to at least all the holders of Shares resident in Australia for the subscription for cash with respect to Shares, options or other securities of the Company on a pro rata basis relative to those holders’ shareholding at the time of the offer, the Options Exercise Price will be reduced as specified in the Listing Rules in relation to pro-rata issues (except bonus issues).

16.5	Reconstruction of Capital

In the event of a consolidation, subdivision or similar reconstruction of the issued capital of the Company, and subject to such changes as are necessary to comply with the Listing Rules applying to a reconstruction of capital at the time of the reconstruction:

(a)	the number of the Shares to which each Option holder is entitled on exercise of the outstanding Options will be reduced or increased in the same proportion as, and the nature of the Shares will be modified to the same extent that, the issued capital of the Company is consolidated, subdivided or reconstructed (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the consolidation, subdivision or reconstruction); and

(b)	an appropriate adjustment will be made to the Options Exercise Price of the outstanding Options, with the intent that the total amount payable on exercise of the Options will not alter.

16.6	Cumulative Adjustments

Full effect will be given to the provisions of clauses 16.3 to 16.5, as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative, the intention being that the adjustments they progressively effect will be such as to reflect, in relation to the Shares issuable on exercise of the Options outstanding, the adjustments which on the occasions in question are progressively effected in relation to Shares already on issue.

16.7	Notice of Adjustments

Whenever the number of Shares over which an Option is exercisable, or the Options Exercise Price, is adjusted pursuant to this Agreement, the Company must give notice of the adjustment to all the Option holders, within one (1) Business Day.

16.8	Rights Prior to Exercise

Prior to its exercise, an Option does not confer a right on the Option holder to participate in a new issue of securities by the Company.

16.9	Redemption

The Options will not be redeemable by the Company.

16.10	Assignability and Transferability

The Options will be freely assignable and transferable, subject to the provisions of Chapter 6D of the Corporations Act and the applicable Law.

[Remainder of this page left intentionally blank]

Executed as an agreement.

Executed in accordance with section 127 of

the Corporations Act 2001 by G Medical

Innovations Holdings Limited ARBN 617 204 743

/s/ Yacov Geva
Director Signature	Director/Secretary Signature

Yacov Geva
Print Name	Print Name

Signed sealed and delivered for and on behalf of MEF I, L.P. by its authorised representative in the presence of:

/s/ Joshua Sason	/s/ Ari Morris
Signature of witness	Signature of authorised representative

JOSHUA SASON	ARI MORRIS
Name of witness (BLOCK LETTERS)	Name of authorised representative (BLOCK LETTERS)

40 Wall Street, Floor 58, New York, NY 10005
Address of witness

Schedule 1 – Company representations and warranties

(a)	(Organisation, good standing and qualification)

(i)	Each Group Company is an entity duly organised and validly existing under the laws of the jurisdiction of its place of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.

(ii)	Each Group Company is duly qualified and authorised to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership of property makes such qualification necessary.

(iii)	No Group Company is in breach of any of the provisions of its respective constitution, shareholders’ agreement, certificate or articles of incorporation, bylaws or other organisational or charter documents.

(b)	(Authorisation) The Company has all power and authority, has taken all action necessary, and has caused its officers, directors and security holders, to take all action necessary to:

(i)	enter into, authorise, execute and deliver the Transaction Documents,; and

(ii)	enter into, and authorise the performance of, all obligations of the Company as and when required under the Transaction Documents and the Contemplated Transactions, in accordance with their terms; and no further action is required by the Company, its officers, its board of directors, or its security holders, in connection with the Transaction Documents or the Contemplated Transactions, except as contemplated by this Agreement.

(c)	(Securities) As at the Execution Date the Company's Appendix 3B dated and released to the ASX on 5 September 2018 accurately describes the number and type of securities on issue by the Company.

(d)	(Capitalisation) All of the issued Shares:

(i)	have been duly and validly issued;

(ii)	were issued fully paid and free and clear of any Security Interests; and

(iii)	were issued in full compliance with applicable Law and all rights of third parties.

(e)	(Valid issuance) When issued under this Agreement, all Investor’s Shares will be validly issued and fully paid, and will be free and clear of all Security Interests and restrictions, except for restrictions on transfer imposed by applicable Laws.

(f)	(Binding obligations) Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. It is expressly noted that the Company is incorporated in the Cayman Islands and therefore the registration of security interests may be subject to laws other than Australian law.

(g)	(Security structure)

(i)	Except as set out in Part D of Schedule 3, no person is entitled, or purports to be entitled, to any right of first refusal, pre-emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of a Group Company.

(ii)	Except as set out in Part D of Schedule 3, the issuance and sale of any of the Securities will not obligate any Group Company to issue other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(iii)	Except as described in Part A of Schedule 3:

(A)	there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Group Company is, or may be, obligated to issue any equity or equity-linked securities of any kind;

(B)	there are no voting, buy-sell, outstanding or authorised stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of any Group Company or agreements of any such kind between any Group Company and any person; and

(C)	there is no indebtedness or other equity of the Company that would be senior to, or pari passu with, the Convertible Securities in right of payment, whether with respect to interest or upon liquidation or dissolution or otherwise;

(D)	no Group Company has granted any Security Interest over any of its assets; and

(E)	no Group Company has in effect or outstanding any shareholder purchase rights, “poison pills” or any similar arrangements giving any person the right to purchase any equity interest in a Group Company upon the occurrence of certain events.

(h)	(Consents) The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities (except as expressly stipulated in this Agreement as required in the future under the circumstances under which they are expressly stipulated under the Agreement to be required), require no consent of, action by or in respect of, waiver by, or filing with, any Governmental Authority, or any other person other than:

(i)	by the Company’s shareholders;

(ii)	lodgement of a Cleansing Statement or prospectus with the ASX, where applicable;

(iii)	disclosure of the entry into the Agreement to the ASX; and

(iv)	applications to the ASX for the listing of the Investor's Shares for trading in the time and manner required.

(i)	(Regulatory issues) No stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX's Official List has been requested by the Company or requested or imposed by any Governmental Authority and there exists no fact or circumstance which may have any such result; except for a suspension of trading not exceeding five Trading Days in a rolling twelve month period or as agreed to by the Investor, which suspension of trading has been terminated.

(j)	(No Material Adverse Effect) Since the effective date of the last Annual Report of the Company (being 30 June 2018), except as announced by the Company to the ASX prior to the Execution Date, there has been no event or condition that has had or is likely to have, a Material Adverse Effect.

(k)	(No conflict, breach, violation or default) The execution and delivery of, and the performance of the terms of, the Transaction Documents by the Company will not:

(i)	result in the creation of any Security Interest in respect of any property of any Group Company except as expressly provided by the Transaction Documents; or

(ii)	violate, conflict with, result in a breach of any provision of, require any notice or consent under, constitute a default under, result in the termination of, or in a right of termination or cancellation of, accelerate the performance required by, or result in the triggering of any payment or other material obligations under, any of the terms, conditions or provisions of:

(A)	any Group Company’s constitution or other organizational document;

(B)	any Law; or

(C)	any agreement or instrument to which any Group Company is a party or by which any Group Company is bound or to which any of their respective assets or properties is subject (or render any such agreement or instrument voidable or without further effect).

(l)	(Litigation)

(i)	Except as set out in Part B of Schedule 3, there are no pending actions, suits or proceedings against or affecting any Group Company, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(ii)	No Group Company, nor any of their respective directors or officers, is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities Laws or a claim of breach of fiduciary duty.

(iii)	There has not been, and to the knowledge of the Company there is no, pending or contemplated investigation by any Governmental Authority involving any Group Company or any of their respective current or former directors or officers.

(iv)	ASIC has not issued any stop order or other order suspending the effectiveness of any prospectus filed or lodged by any Group Company.

(m)	(Compliance) Except as set out in Part C of Schedule 3, no Group Company:

(i)	is in material default under, or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by any Group Company under), nor has any Group Company received notice of a claim that it is in default under or that it is in violation of, any document, agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(ii)	is in violation of any order of any court, arbitrator or Governmental Authority; or

(iii)	is or has been in violation of any Law.

(n)	(Payment obligations): Full details of the amount, nature and terms of all payment obligations of each Group Company are set out in Part E of Schedule 3, together with details as to whether those obligations are subject to a standstill agreement and if so the terms of the relevant standstill agreement, and no Group Company has any other payment obligations.

(o)	(Tax returns) Without limiting anything else in this Agreement, each Group Company has filed, or caused to be filed, in a timely manner, all tax returns, business activity statements and other tax filings which are required to be filed under applicable Tax law, and has paid all Taxes that became due and payable by it when those Taxes became due and payable.

(p)	(Disclosures)

(i)	The Materials do not:

(A)	contain any untrue statement of a material fact or misleading statement; or

(B)	omit to state a material fact necessary in order to make the statements contained in those Materials, in light of the circumstances under which they were made, not misleading.

(ii)	Subject to subclause (w) below, the Company has disclosed to the Investor in writing all facts relating to the Group, its business, the Transaction Documents, the Contemplated Transactions, and all other matters which are material to the assessment of the nature and amount of the risk inherent in an investment in the Company.

(iii)	No Group Company has incurred any actual or contingent indebtedness or other obligation for the payment or repayment of money (whether as principal, surety, guarantor or otherwise) that remains outstanding, except trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice or as disclosed in the Company’s announcements to the ASX.

(iv)	No Group Company has made any agreement, offer, tender or quotation which remains outstanding and currently capable of acceptance relating to the purchase or sale of any business or assets of the Group.

(q)	(Solvency) Each Group Company is able to pay all its debts as and when they become due and payable.

(r)	(No Event of Default) No Event of Default or Potential Event of Default has occurred.

(s)	(Intellectual property)

(i)	Each Group Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, Governmental Authorisations, trade secrets and rights necessary to conduct its respective businesses as now conducted.

(ii)	The Company has no knowledge of any infringement by any Group Company of any trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others.

(iii)	To the knowledge of the Company, there is no claim, action or proceeding made, brought, or threatened, against any Group Company regarding any trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, and no Group Company is unaware of any facts or circumstances which might give rise to such a claim, action or proceeding.

(t)	(Section 713(6) of the Corporations Act) ASIC has not made a determination in relation to the Company under section 713(6) of the Corporations Act.

(u)	(Miscellaneous regulatory issues) As at the Execution Date, the Company has no information that has not been told to the ASX in accordance with Listing Rule 3.1A.

(v)	(Self-reliance) The Company’s decision to enter into this Agreement has been based solely on its own evaluation of the Contemplated Transactions. The Company has been represented and advised by advisors of its own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Company in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(w)	(Non-public information) Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any inside information (as defined in the Corporations Act) or any material non-public information, and to the Company’s knowledge, the Investor does not possess any inside information or material non-public information (and, to the extent this warranty is breached, the Company agrees to immediately release the relevant information to the market).

(x)	(Brokers and finders) No person will have, as a result of the Contemplated Transactions, any valid right, interest or claim against or upon any Group Company or the Investor for any commission, fee or other compensation under any agreement, arrangement or understanding entered into by or on behalf of any Group Company, other than Sunrise Securities LLC, which has acted as the Company’s placement agent, and will be entitled to be paid by the Company for acting in that capacity.

(y)	(U.S. compliance)

(i)	(No general solicitation) Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Securities Act)), in connection with the offer or sale of any of the Securities.

(ii)	(No integrated offering) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, sold, offered for sale or solicited offers to buy any security which could be integrated with the sale of the Securities in a manner that would require the offer or sale of the Securities to be registered under the Securities Act

(iii)	(Private placement) Assuming the accuracy of the Investor’ s representations set forth in Schedule 2, the offer and sale of the Securities to the Investor, as contemplated by this Agreement, it is not necessary to register the offer and sale of the Securities under the Securities Act.

(iv)	(No registration required under the Exchange Act) The Company is not required to register a class of equity securities under the Exchange Act

Schedule 2 – Investor representations and warranties

(a)	(Organisation, good standing and qualification)

(i)	The Investor is a validly existing company and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement.

(ii)	The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties.

(iii)	The Investor is not in violation or default of any of the provisions of its constitution, certificate of formation, or other organisational or charter documents.

(b)	(Authorisation) The execution, delivery and performance by the Investor of the Agreement have been duly authorised and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)	(Investor status) At the time the Investor was offered the Securities, it was, and at the Execution Date it is, a “professional investor” as defined in the Corporations Act.

(d)	(Experience of the Investor)

(i)	The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(ii)	The Investor has been represented and advised by advisors of its own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Investor in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(e)	(Adequate information) The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Securities, including information that the Company has lodged with the ASX.

(f)	(No trades) Neither the Investor nor its Affiliates have traded in the Company’s Shares prior to the Execution Date.

(g)	(Prime broker and share custodian) As at the Execution Date, the Investor’s:

(i)	prime broker;

(ii)	relevant brokers; and

(iii)	share custodian, are as separately notified by the Investor to the Company on or about the date of this Agreement.

(h)	(U.S. Compliance - investment intent) The Investor understands that the Securities are “restricted securities” under the Securities Act and have not been, and will not be, registered under the Securities Act or any applicable state securities law, and accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act for purposes of Rule 502(d) under the Securities Act, the Investor represents that it:

(i)	is acquiring the Securities as principal for its own account for investment purposes only (as contemplated by the Securities Act and the rules and regulations thereunder) and not with a present view to or for distributing or reselling such Securities or any part of the Securities in violation of the Securities Act;

(ii)	has no present intention of distributing any of such Securities in violation of the Securities Act; and

(iii)	has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the Securities Act.

(i)	(Investor status) At the time the Investor was offered the Securities, it was, and at the Execution Date it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not, and is not required to be, registered as a broker or dealer under Section 15 of the Exchange Act.

(j)	(restrictions on transfer) The Investor understands that the Securities cannot be transferred or resold unless they are (i) registered under the Securities Act; (ii) sold or transferred in a transaction exempt from registration under the Securities Act and applicable state securities laws; or (iii) sold outside the United States in compliance with Regulation S under the Securities Act.

Schedule 3 – Disclosure Schedule

Part A – Security structure

Shares	356,762,7771
Options	31,980,7842
Performance Rights	120,0003

1 233,898,001 Shares are subject to escrow expiring 10 May 2019.

2 Comprised of:

●	20,315,170 unquoted options exercisable at A$0.30 each on or before 1 May 2020. Subject to escrow expiring 10 May 2019.

●	771,853 unquoted options exercisable at US$0.00001 each on or before 5 years from date of issue.

●	87,198 unquoted options exercisable at A$0.20 each on or before 5 years from date of issue.

●	5,240,386 unquoted options exercisable at A$0.30 each on or before 1 May 2020.

●	2,000,000 unquoted options exercisable at A$0.52 each on or before 21 November 2020.

●	3,051,470 unquoted options exercisable at US$0.242 each on or before 3 March 2023.

●	514,707 unquoted options exercisable at US$0.219 each on or before 14 May 2023.

3 Comprised of:

●	60,000,000 performance rights class B. Subject to escrow expiring 10 May 2019.

●	60,000,000 performance rights class C. Subject to escrow expiring 10 May 2019.

Security interests: G Medical Innovations Ltd. (Israeli incorporated subsidiary) has a floating charge recorded over all of its assets in favor of Bank Mizrachi. In addition the Company has a restricted cash account in the amount of US$715,000 in favor of Bank Mizrachi and Bank of America.

Part B - Litigation

Mark Bogart’s Termination

On September 10, 2018, Company’s US Subsidiary, G Medical Innovations USA, Inc. (“G Medical USA”) terminated the employment of its President, Mr. Mark Bogart, for “Cause”, on the grounds of Mr. Bogart’s misconduct in violation of his employment agreement. In a response letter, sent to the Company on October 9, 2018, Mr. Bogart contested the termination and submitted the matter to the American Arbitration Association.

Peloton Matter

On 20 November 2017, Peloton Advisory Pty Ltd. (“Peloton”), made a demand of the Company for a corporate fee payment of AU$405,000 plus other costs, and in total AU$566,168.48 pursuant to mandate letter they had entered into with the Company. To date no proceeding have been commenced.

Part C - Compliance

N/A (except as noted above)

Part D – Pre-emptive rights and price resets

N/A

Part E – Payment obligations

As of June 30, 2018 the Company’s payment obligations (including ordinary course of business obligations to suppliers, employees, service providers etc) amount to US$9.3 million. These obligations include also loans extended by Bank Mizrachi, loans extended to CardioStaff Diagnostic Services Inc. (prior to its acquisition by the Company) and shareholder loans from Dr. Geva.

Annexure A – Form of Board Resolution

Minutes of a circulating resolution of the Directors

G Medical Innovations Holdings Limited (ARBN 617 204 743) (Company)

1.	Documents

The Company proposes to enter into an agreement with MEF I, L.P. on or about [Date] 2018 (Agreement).

2.	Approval of Transaction

The directors acknowledge the accuracy of the Company's representations and warranties contained in the Agreement and note that:

(a)	the entry into the transactions evidenced by the Agreement is:

(i)	in the best interests of the Company and for its commercial benefit; and

(ii)	in accordance with the constitution of the Company;

(b)	at the time of deciding to commit the Company to the Agreement, the Company is solvent and there are reasonable grounds to expect that if the Company executes the Agreement the Company would continue to be able to pay all its debts as they become due; and

(c)	the Company's execution of the Agreement and the carrying out of the transactions contemplated in the Agreement would not cause the Company to contravene:

(i)	Section 260A of the Corporations Act (relating to the provision by the Company of financial assistance for acquiring the Company's shares);

(ii)	Chapter 2E of the Corporations Act (relating to the provision of financial benefits to related parties of a public company); or

(iii)	any provision of the Corporations Act or of any other statute by which the Company is bound.

Resolved that:

The Agreement, the transactions contemplated in the Agreement and the Transaction Documents (as defined in the Agreement) (the Agreement and the Transaction Documents together the Documents) are each approved.

3.	Approval of Execution

Resolved that:

The Company execute and deliver the Agreement in a form and with any changes (whether or not material and whether or not involving changes to the parties) as any director or secretary of the Company who executes the Agreement may, as conclusively evidenced by his or her execution, approve.

2

4.	Authorised Officers

Resolved:

that the following persons:

[Names]

be authorised to execute and deliver for and on behalf of the Company all documents, notices, instruments, certificates and communications necessary or desirable to be executed and delivered by and on behalf of the Company under and in accordance with the Documents.

5.	Further Assurances

Resolved:

Each director, secretary and Authorised Officer (appointed under resolution 4) of the Company be severally authorised to do any act, matter or thing and to execute and deliver any other document as he or she may deem necessary, advisable or incidental in connection with the preceding resolutions or any Document and to perform the obligations of the Company under the Documents.

6.	Statement

The directors of the Company are in favour of the resolutions set out in this document.

Signed by the directors

Signature

Print Name:

Dated:

Signed by the directors

Signature

Print Name: Dated:

3

Signed by the directors

Signature

Print Name:

Dated:

Signed by the directors

Signature

Print Name:

Dated:

Signed by the directors

Signature

Print Name: Dated:

4

Annexure B – Form of CEO Certificate

[Print on letterhead of G Medical Innovations Holdings Limited]

To:	[Investor]

Attention: [Insert]

Date: [Execution Date]

I certify, on behalf of G Medical Innovations Holdings Limited (Company) that, as at the date of this certificate:

(a)	the Company has performed or complied in all material respects with all agreements and covenants required, prior to the Purchase, to be performed or complied with by the agreement between the Company and MEF I, L.P. dated as of the date of this letter (the Agreement);

(b)	no Event of Default or Potential Event of Default would occur as a consequence of the Purchase being effected or has occurred since the date of the Agreement (irrespective of whether the same has been remedied or any relevant grace period has expired); and

(c)	all conditions to the Purchase under clause 5 have been satisfied.

For the purposes of this certificate, Purchase has the meaning given to that term in the Agreement.

Signed for and on behalf of G Medical Innovations Holdings Limited:

Signature

Name

Position

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Annexure C – Purchase Statement

[Print on letterhead of Company]

This Purchase Statement is given in connection with the Convertible Securities Agreement (Agreement) dated on or ab out [insert date] between G Medical Innovations Holdings Limited (Company) and MEF I, L.P. (Investor).

Capitalised terms used in this Purchase Statement have the meanings given to them in the Agreement, unless otherwise defined in this Purchase Statement.

The Company acknowledges and agrees that the Purchase Price of [A$Insert] will be disbursed in accordance with this Purchase Statement.

The Company represents and warrants to the Investor that the wiring instructions for the Purchase Price set out in Schedule “A” to this Purchase Statement are true and correct.

Purchase Price	US$[Insert]

Less:

Legal Costs Contribution:	AUD ($ [Insert])

Net Purchase Price Payable to the Company	US$[Insert]

Signed for and on behalf of G Medical Innovations Holdings Limited:

Signature

Name

Position

Schedule “A”

Wire Instructions:

GMEDICAL

086-492 / 88-398-0064

National Australia Bank

SWIFT: NATAAU3303M

Branch Address: Level 1, 1238 Hay Street West Perth WA 6005

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Annexure D – Option Exercise Form

To G Medical Innovations Holdings (Company)

We irrevocably elect to exercise the right of purchase represented by _______________________________       Options (Options) granted to us pursuant to the Convertible Securities Agreement dated_________________ , 2018, between the Company and [Investor] (the Agreement) for, and to purchase, under the Agreement, fully paid ordinary shares in the Company (the Shares to Be Issued), provided for in the Agreement, and request that the above number of the Shares to Be Issued be entered onto the Company’s share register against our name or the name of our nominee and delivered, as required under the Agreement, to us or our nominee.

We tender_____________ in payment of the exercise price for the exercise of the Options determined in accordance with the Agreement.

We represent and warrant to the Company that we:

a)	are not acquiring the Shares to Be Issued with a view to transferring the Shares to Be Issued in violation of the Securities Act of 1933 (US), as amended (the Securities Act);

b)	acknowledge that the issuance of the Shares to Be Issued has not been registered under the Securities Act and that the Shares to Be Issued may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from that Act is available; and

c)	reaffirm all of the representations and warranties contained in Schedule 2 (c) – (i) of the Agreement as of the date of this notice, including, without limitation, that we are an “accredited investor” as that term is defined in Rule 501 promulgated pursuant to the Securities Act.

Capitalised terms used in this form will have the meanings given to them in the Agreement, unless otherwise defined in this form.

Name:

Address:

Dated:	___________________, ____

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